Exhibit 10.27

PRUDENTIAL CENTER

INDEX TO LEASE

FROM

BP PRUCENTER ACQUISITION LLC

TO

THE FIRST MARBLEHEAD CORPORATION

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ARTICLE IX	ALTERATIONS	38

9.1	LANDLORD’S APPROVAL	38
9.1.1	CERTAIN ALTERATIONS	39
9.2	CONFORMITY OF WORK	40
9.3	PERFORMANCE OF WORK, GOVERNMENTAL PERMITS AND INSURANCE	40
9.4	LIENS	41
9.5	NATURE OF ALTERATIONS	41
9.6	INCREASES IN TAXES	43

ARTICLE X	PARKING	43

10.1	PARKING PRIVILEGES	43
10.2	PARKING CHARGES	44
10.3	GARAGE OPERATION	44
10.4	LIMITATIONS	45

ARTICLE XI	CERTAIN TENANT COVENANTS	45

ARTICLE XII	ASSIGNMENT AND SUBLETTING	49

12.1	RESTRICTIONS ON TRANSFER	49
12.2	EXCEPTIONS FOR AFFILIATED ENTITIES	50
12.3	LANDLORD’S TERMINATION RIGHT	50
12.4	CONSENT OF LANDLORD	51
12.5	TENANT’S NOTICE	53
12.6	PROFIT ON SUBLEASING OR ASSIGNMENT	54
12.7	ADDITIONAL CONDITIONS	54

ARTICLE XIII	INDEMNITY AND COMMERCIAL GENERAL LIABILITY INSURANCE	56

13.1	TENANT’S INDEMNITY	56
13.1A	LANDLORD’S INDEMNITY OF TENANT	56
13.2	COMMERCIAL GENERAL LIABILITY INSURANCE	56
13.3	TENANT’S PROPERTY INSURANCE	57
13.4	NON-SUBROGATION	57
13.5	TENANT’S RISK	58
13.6	LANDLORD’S INSURANCE	58

ARTICLE XIV	FIRE, CASUALTY AND TAKING	58

14.1	DAMAGE RESULTING FROM CASUALTY	58
14.2	UNINSURED CASUALTY	59
14.3	RIGHTS OF TERMINATION FOR TAKING	60
14.4	AWARD	61

ARTICLE XV	DEFAULT	61

15.1	TENANT’S DEFAULT	61

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15.2	TERMINATION; RE-ENTRY	63
15.3	CONTINUED LIABILITY; RE-LETTING	63
15.4	LIQUIDATED DAMAGES	64
15.5	WAIVER OF REDEMPTION	65
15.6	LANDLORD’S DEFAULT	65

ARTICLE XVI	MISCELLANEOUS PROVISIONS	66

16.1	WAIVER	66
16.2	CUMULATIVE REMEDIES	66
16.3	QUIET ENJOYMENT	67
16.4	SURRENDER	67
16.5	BROKERAGE	67
16.6	INVALIDITY OF PARTICULAR PROVISIONS	68
16.7	PROVISIONS BINDING, ETC.	68
16.8	RECORDING	8
16.9	NOTICES AND TIME FOR ACTION	69
16.10	WHEN LEASE BECOMES BINDING	69
16.11	PARAGRAPH HEADINGS	70
16.12	RIGHTS OF MORTGAGEE	70
16.13	RIGHTS OF GROUND LESSOR	71
16.14	NOTICE TO MORTGAGEE AND GROUND LESSOR	71
16.15	ASSIGNMENT OF RENTS	71
16.16	STATUS REPORT AND FINANCIAL STATEMENTS	73
16.17	SELF-HELP	73
16.18	HOLDING OVER	74
16.19	ENTRY BY LANDLORD	74
16.20	TENANT’S PAYMENTS	75
16.21	LATE PAYMENT	75
16.22	COUNTERPARTS	75
16.23	ENTIRE AGREEMENT	75
16.24	LANDLORD LIABILITY	76
16.25	NO PARTNERSHIP	76
16.26	SECURITY DEPOSIT	76
16.27	GOVERNING LAW	79
16.28	WAIVER OF TRIAL BY JURY	79
16.29	ROOFTOP ANTENNA	79
16.30	SIGNAGE	83
16.31	STORAGE SPACE; GENERATOR SPACE	83

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PRUDENTIAL CENTER

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building known as the Prudential Tower, Boston, Massachusetts.

The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS AND ENUMERATIONS OF EXHIBITS

1.1                                INTRODUCTION. The following sets forth the basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2                                BASIC DATA.

Execution Date:	September 5, 2003

Landlord:	BP Prucenter Acquisition LLC

Present Mailing Address of Landlord:	c/o Boston Properties Limited Partnership 111 Huntington Avenue - Suite 300 Boston, Massachusetts 02199-7610

Landlord’s Construction Representative:	Jon Randall or Gretchen McGill

Tenant:	The First Marblehead Corporation, a Delaware corporation

Present Mailing Address of Tenant:	30 Little Harbor Marblehead, Massachusetts 01945

Tenant’s Construction Representative:	Robert Campbell

Design and Construction Schedule:

Authorization to Proceed Date:	September 15, 2003

Estimated Commencement Date:	December 1, 2003

Outside Damages Date:	June 1, 2004

Outside Completion Date:	September 1, 2004

Term or Lease Term: (sometimes called the “Original Lease Term”)	One hundred twenty-four (124) calendar months (plus the partial month, if any, immediately following the Commencement Date), unless extended or sooner terminated as hereinafter provided.

Extension Option:	Two (2) periods of five (5) years as provided in and on the terms set forth in Section 3.2 hereof.

Lease Year:	A period of twelve (12) consecutive calendar months, commencing on the Rent Commencement Date and on each succeeding anniversary of the Rent Commencement Date.

Commencement Date:	As defined in Section 3.1 hereof.

Rent Commencement Date:	Subject to the provisions of Section 5.1(B), the date four (4) months after the Commencement Date

Premises:

The entirety of the thirty-fourth (34th) floor of the Building, in accordance with the floor plan annexed hereto as Exhibit D and incorporated herein by reference, as further defined and limited in Section 2.1 hereof.

Rentable Floor Area of the Premises:	26,296 square feet

Annual Fixed Rent:
(a) During the Initial Term:

Lease Year	Rent psf	Annual Fixed Rent	Monthly Payment
1-3	$34.00	$894,064.00	$74,505.33
4-6	$36.00	$946,656.00	$78,888.00
7-expiration of Initial Term	$38.00	$999,248.00	$83,270.67

(b) During the extension option period(s) (if any and if exercised), as determined pursuant to Section 3.2.

Tenant Electricity:	See Section 5.2

Additional Rent:	All charges and other sums payable by Tenant to Landlord or its affiliates or agents as set forth in this Lease, other than the Annual Fixed Rent.

Initial Minimum Limits of Tenant’s Commercial General Liability Insurance:

$4,000,000 combined single limit per occurrence on a per location basis. provided however, that Tenant may satisfy this requirement with a $2,000,000 base commercial general liability policy with a $2,000,000 umbrella insurance policy.

Total Rentable Floor Area of the Building:	1,226,539 square feet

Building:

For the purposes of this Lease, the Building shall mean the building commonly known as The Prudential Tower located in the Prudential Center (as hereinafter defined) as the same may be altered, expanded, reduced or otherwise changed by Landlord from time to time.

Prudential Center:

For purposes of this Lease, the Prudential Center shall mean the land described on Exhibit A and the buildings, garages and other improvements thereon, commonly known as Prudential Center, as depicted on the plan attached hereto as Exhibit A-1, as the same may be altered, expanded, reduced or otherwise changed from time to time.

Permitted Use:	General office use.

PruOwner:	Each owner of record or tenant under a ground lease, from time to time, of all or any portion of the Prudential Center.

Broker:	Trammell Crow Company

Security Deposit:	Five Hundred Thousand and 00/100 ($500,000.00) Dollars, subject to reduction in accordance with Section 16.26

1.3                                ENUMERATION OF EXHIBITS. The following Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

Exhibit A	—	Legal Description of the Prudential Center

Exhibit A-1	—	Plan Depicting the Prudential Center

Exhibit B	—	Tenant Plan and Working Drawing Requirements

Exhibit B-1	—	Plans and Construction Schedule

Exhibit C	—	Landlord’s Services

Exhibit D	—	Floor Plan

Exhibit E	—	Form of Commencement Date Agreement

Exhibit F	—	Location of Reserved Parking Stalls

Exhibit G	—	Intentionally Omitted

Exhibit H	—	Broker Determination of Prevailing Market Rent

Exhibit I	—	List of Mortgagees

ARTICLE II

PREMISES

2.1                                DEMISE AND LEASE OF PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises in the Building, excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator walls, mechanical rooms, electric and telephone closets, janitor closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor. Tenant hereby agrees with Landlord that, upon not less than ninety (90) days’ notice from Landlord made after the third anniversary of the Commencement Date, Tenant shall relocate from the Premises then demised to Tenant under this Lease (the “Original Premises”) to other premises (the “Relocated Premises”) within the Building and upon such relocation the Relocated Premises shall become the premises demised under this Lease and wherever the term “Premises” is used herein the same thereafter shall mean and refer to the Relocated Premises. The Relocated Premises shall (i) be on a floor in the Building higher than the floor containing the Original Premises, and (ii) contain similar finishes as the Premises and the same level of fit-out, and approximately the same Rentable Square Footage as the Premises and the same number of work stations, offices, breakrooms and reception areas as are contained in the Premises as of the date Tenant receives Landlord’s notice of relocation. In no event shall Tenant be required to pay more Annual Fixed Rent or Additional Rent for the Relocated Premises than it would have had to pay for the Original Premises. Landlord, at its sole cost and expense, shall perform the partitioning of the Relocated Premises and shall place the same into substantially equivalent condition to that in which the Original Premises were in prior to such relocation, including all telecommunications wiring and cabling. Landlord shall also reimburse Tenant for Tenant’s reasonable out-of-pocket moving expenses in so relocating to the Relocated Premises including all costs for moving Tenant’s furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant’s customers and one month’s supply of stationery showing the new address, upon billing therefor from Tenant (which billing shall include reasonable evidence thereof in the form of paid invoices, receipts and the like). Landlord shall cooperate with Tenant to minimize the disruption to Tenant’s business caused by the relocation.. Landlord shall also reimburse Tenant for the reasonable cost of the time spent by Tenant’s employees in connection with the construction of and relocation to the Relocated Premises. Tenant shall not be required to vacate the Original Premises and to relocate to the Relocated Premises until the Relocated Premises shall be demonstrated, to Tenant’s reasonable satisfaction, to be substantially complete subject to punch list items and items of long lead time. Only one such relocation request may be made during the term of this Lease. Upon any such relocation the Tenant shall enter into an amendment to this Lease confirming such relocation, but the Tenant’s failure to enter into such amendment shall not affect in any manner the relocation of the Premises demised under this Lease from the Original Premises to the Relocated Premises.

2.2                                APPURTENANT RIGHTS AND RESERVATIONS.

(A)                              Subject to Landlord’s or any other PruOwner’s right to change or alter any of the following in Landlord’s discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Building as a multi-tenant office building and subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord or any other PruOwner of which Tenant is given reasonable prior notice: (i) the common lobbies, corridors, stairways, and elevators of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (ii) the loading areas serving the Building and the common walkways and driveways necessary for access to the Building, (iii) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor and (iv) the plazas and other common areas of the Prudential Center as Landlord or any other PruOwner makes the same available from time to time; and no other appurtenant rights and easements. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises, but Landlord agrees not to unreasonably withhold its consent to particular providers. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion, provided that no such fees shall be assessed unless such service provider provides telecommunication service to more than one tenant in the Building. Landlord agrees that any of the following providers are acceptable to Landlord, and will not be required to pay any such access fees: BellAtlantic; Shared Technologies, Inc., MFS, Comcast, Teleport Communications and Cablevision of Boston.

(B)                                Landlord reserves for its benefit and the benefit of any other PruOwner the right from time to time, without unreasonable interference with Tenant’s use: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and (ii) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (i) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or inside the perimeter walls of the Premises. Except in the case of emergencies, Landlord agrees to use all reasonable efforts to give, or cause such PruOwner to give, Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises. In making any entry into the Premises, Landlord shall use reasonable efforts to minimize interference with the Tenant’s use and enjoyment of the Premises.

(C)                                Landlord reserves and excepts for its benefit and the benefit of any other PruOwner all rights of ownership and use in all respects outside the Premises, including without limitation, the Building and all other structures and improvements and plazas and common areas in the Prudential Center, except that at all times during the term of this Lease Tenant shall have a reasonable means of access from a public street to the Premises. Without limitation of the foregoing reservation of rights by Landlord, it is understood that in its sole discretion Landlord or any other PruOwner, as the case may be, shall have the right to change and rearrange the plazas and other common areas, to change, relocate and eliminate facilities therein, to erect new buildings thereon, to permit the use of or lease all or part thereof for exhibitions and displays and to sell, lease or dedicate all or part thereof to public use; and further that Landlord or any other PruOwner, as the case may be, shall have the right to make changes in, additions to and eliminations from the Building and other structures and improvements in the Prudential Center, the Premises excepted; provided however that Tenant, its employees, agents, clients, customers, and invitees shall at all times have reasonably direct access to the Building and Premises. Landlord is not under any obligation to permit individuals without proper building identification to enter the Building after 6:00 p.m.

2.3                                RIGHT OF FIRST OFFER.

(A)                              Subject to the provisions of Sections 2.3(C) and 2.3(D) below, provided that at the time that any separately demised portion of the thirty-fifth (35th) floor of the Building (each such portion being referred to as an “RFO Space”) first becomes available for reletting (i) there exists no “Event of Default” (defined in Section 15.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than twenty percent (20%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 12.2 hereof), Landlord agrees not to enter into a lease to relet the RFO Space without first giving to Tenant an opportunity to lease such space for the RFO Annual Fixed Rent as determined by Landlord. An RFO Space shall be deemed to be available for reletting when Landlord, in its sole judgment, determines that: (x) such RFO Space will be vacated by the tenant of such RFO Space, (y) Landlord intends to offer such area for lease, and (z) all rights to lease such RFO Space which are superior to Tenant’s rights under this Section 2.3 have lapsed unexercised in accordance with this Section 2.3 or have been irrevocably waived. When the RFO Space becomes so available for reletting, Landlord shall notify Tenant of the availability of such space and shall advise Tenant of the RFO Annual Fixed Rent and other business terms upon which Landlord is willing to lease the RFO Space (“Landlord’s Notice”). If Tenant wishes to exercise Tenant’s right of first offer, Tenant shall do so, if at all, by giving Landlord notice (“Tenant’s RFO Exercise Notice”) of Tenant’s desire to lease the entire amount of such space (it being agreed that Tenant has no right to lease less than the entire amount of the RFO Space) on the terms provided herein within fifteen (15) days after receipt of Landlord’s Notice to Tenant of the availability of such space and Landlord’s quotation of the RFO Annual Fixed Rent and business terms, time being of the essence. If Tenant shall timely give such notice the same shall constitute an agreement to enter into an instrument in writing to lease such space within thirty (30) days thereafter upon all of the same terms and conditions in this Lease except for the provisions of this Section, the Annual Fixed Rent which shall be equal to the RFO Annual Fixed Rent as quoted by Landlord, such other business terms set forth in Landlord’s Notice and those provisions hereof which are inappropriate to the business agreement. If Tenant shall fail to timely give Tenant’s RFO Exercise Notice with respect to an RFO Space, time being of the essence in respect to such exercise, Landlord shall be free for two hundred seventy (270) days after the date of Landlord’s Notice to Lease such RFO Space, upon economic terms, taken as a whole, not less than ninety percent (90%) of the economic terms, taken as a whole, contained in Landlord’s Notice, and without again offering such space to Tenant for lease (it being agreed that if Landlord does not so lease such space during such two hundred seventy (270) day period or if Landlord proposes to lease such space upon economic terms, taken as a whole, less than ninety percent (90%) of the economic terms, taken as a whole contained in Landlord’s Notice during such two hundred seventy (270) day period, the terms of this Section shall continue to apply to the RFO Space).

(B)                                If Tenant shall exercise any such right of first offer and if, thereafter, the then occupant of the RFO Space wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, commencement of the term of Tenant’s occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute or default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or additional rent (or any portions thereof). However, Landlord agrees to use good faith efforts (which shall be limited to the commencement and prosecution of eviction proceedings but shall not require the taking of any appeal) to cause the then occupant of the RFO Space to vacate such space when its tenancy expires.

(C)                                As of the date hereof, the entire thirty-fifth (35th) floor of the Building as well as other premises in the Building are leased to The Gillette Company (The Gillette Company, as well as any successor to The Gillette Company which holds the tenant’s interest under The Gillette Company’s lease with Landlord, as such lease may be extended, amended or renewed, being hereinafter referred to as the “Existing Tenant”). Such existing lease and the term thereof, including, but not limited to, the original term thereof, options to extend the term thereof, any expansion options and any amendments thereto is hereinafter called the “Existing Lease”. Notwithstanding anything to the contrary herein contained, Tenant’s rights to lease the RFO Space shall be subject and subordinate (i) to the Existing Lease and the rights of the Existing Tenant thereunder, and (ii) to any other rights which Landlord may grant to the Existing Tenant in the future, pursuant to amendments to the Existing Lease or otherwise, all of which rights are prior to the rights of Tenant under this Section.

(D)                               Notwithstanding anything to the contrary herein contained, and in addition to the prior rights of the Existing Tenant as set forth in the preceding paragraph, Tenant’s rights to lease the RFO Space shall be subject and subordinate to (i) the rights, as of the Execution Date of this Lease, of any existing tenants (“Other RFO Tenants”) under existing leases with Landlord (“Other RFO Tenant Leases”) for space in the Building to lease the RFO Space, and to Landlord’s right to grant to any Other RFO Tenants a grace period (for the purpose of exercising such rights) of up to an additional thirty (30) days beyond the last day which such Other RFO Tenant has to exercise such rights. Other RFO Tenants include any entity which becomes the holder of the tenant’s interest under an Other RFO Tenant Lease; and (ii) the right of any tenant of the RFO Space (“RFO Existing Tenant”) to exercise any right which it has under its lease to extend or renew the term of its lease of the RFO Space. If any Other RFO Tenants or any RFO Existing Tenants lease the RFO Space pursuant to the Prior RFO Rights, Tenant shall have no right to lease such RFO Space pursuant to this Section 2.3 until such space again becomes available for relet, subject to, and in accordance with the provisions of this Section 2.3. Landlord represents that as of the Execution Date hereof, to the actual knowledge of David Provost, Vice President, Leasing, without further inquiry, the only Other RFO Tenants are the Existing Tenant and Digitas LLC.

(E)                                 Tenant’s rights under this Section 2.3 shall expire on, and Landlord shall have no obligation to deliver a Landlord’s Notice to Tenant after, the date that is twelve (12) months prior to the scheduled termination date of this Lease.

ARTICLE III

LEASE TERM AND EXTENSION OPTIONS

3.1                                TERM The Term of this Lease shall be the period specified in Section 1.2 hereof as the “Lease Term”, unless sooner terminated or extended as herein provided. If Section 1.2 provides for a fixed Commencement Date, then the Commencement Date of the Lease Term hereof shall be such date. Otherwise, the Lease Term hereof shall commence on, and the Commencement Date shall be, the first to occur of:

(a)                                  The day on which the Premises are delivered by Landlord to Tenant; or

(b)                                 The date upon which Tenant commences use of the Premises for business purposes (the parties hereby agreeing that the installation of Tenant’s furniture, fixtures and equipment shall not be considered to be business purposes).

Where the Landlord is to perform work to the Premises as provided in Article IV, the Premises shall be considered delivered by the Landlord to the Tenant on the day when the Premises are deemed to be substantially complete, as defined in Section 4.1 hereof.

As soon as may be convenient after the Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution, in the form of Exhibit E hereto, of a written Commencement Date Agreement in which the Commencement Date and specified Lease Term of this Lease shall be stated. If Tenant shall fail to execute such Agreement (or notify Landlord in writing of its objections thereto) within fifteen (15) days after Tenant’s receipt of Landlord’s request to Tenant to enter into such Agreement, the Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

3.2                                EXTENSION OPTION.

(A)                              On the conditions (which conditions Landlord may waive by written notice to Tenant) that at the time of exercise of the herein described option to extend (i) there exists no “Event of Default” (defined in Section 15.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than twenty percent (20%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 12.2 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth and except that there shall be no further option to extend beyond the two (2) Extended Terms referenced in this Section 3.2(A)) for two (2) periods of five (5) years as hereinafter set forth. Each option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

(B)                                No earlier than ninety (90) days prior to the Extension Notice Date, as hereinafter defined, Tenant may request that Landlord designate the Annual Fixed Rent payable in respect of the Extended Term in question, and Landlord shall designate the Annual Fixed Rent payable during the Extended Term in question (“Landlord’s Rent Quotation”) within thirty (30) days thereafter but Landlord shall not be required to make such designation more than seventeen (17) months prior to the commencement of the Extended Term in question. If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the “Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for such Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then the provisions of Section 3.2(C) below shall apply.

(C)                                If Tenant desires to exercise an option to extend the Term, then Tenant shall give notice (“Tenant’s Extension Exercise Notice”) to Landlord, not earlier than fifteen (15) months nor later than twelve (12) months prior to the expiration of the then Term of this Lease (as it may have been previously extended) (the Extension Notice Date”) exercising such option to extend. If Tenant shall not have timely given Tenant’s Extension Exercise Notice on or before the date twelve (12) months prior to the expiration of the then Term of this Lease (as it may have been previously extended), then such option shall be void and of no further force and effect. If Tenant does not agree with Landlord’s Rent Quotation, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period but not later than the date twelve (12) months prior to the expiration of the then Term of this Lease (as it may have been previously extended), to make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit H) for such Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit H. If Tenant shall have timely given Tenant’s Extension Exercise Notice and shall timely have requested the Broker Determination, then the Annual Fixed Rent for such Extended Term shall be ninety-five percent (95%) of the Prevailing Market Rent as determined by the Broker Determination. If Tenant shall have timely given Tenant’s Extension Exercise Notice but shall not have timely requested the Broker Determination, then the Annual Fixed Rent during the applicable Extended Term shall be equal to Landlord’s Rent Quotation.

(D)                               Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant’s applicable option to extend the Lease Term in accordance with the provisions of Section 3.2 (C) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the applicable Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the applicable Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised its first extension option and in no event shall the Lease Term hereof be extended for more than ten (10) years after the expiration of the Original Lease Term hereof.

ARTICLE IV

CONDITION OF PREMISES; ALTERATIONS

4.1                                SUBSTANTIAL COMPLETION.

(A)                              PLANS AND CONSTRUCTION PROCESS.

(1)                                  PREPARATION OF THE PLANS. No later than dates set forth in Exhibit B-1, Tenant shall submit the specified plans to Landlord, or otherwise take the action specified. Landlord hereby acknowledges receipt and approval of the Permit/GMP Plans for the work to be performed by Landlord to prepare the Premises for Tenant’s occupancy (“Landlord’s Work”), provided, however, that the Landlord shall have no responsibility for the installation or connection of Tenant’s computer, telephone, other communication equipment, systems or wiring, unless otherwise agreed by Landlord in writing. By not later than the date set forth in Exhibit B-1, Tenant shall also submit full construction drawings for Landlord’s Work, which plans and specifications (the “Construction Plans”) shall contain at least the information required by, and shall conform to the requirements of, Exhibit B. Landlord shall have no obligation to perform Landlord’s Work until the Construction Plans shall have been presented to it and approved by it. Provided that the Construction Plans shall contain at least the information required by, and shall conform to the requirements of, Exhibit B, Landlord shall not unreasonably withhold or delay its approval of the Construction Plans. However, Landlord’s determination of matters relating to material aesthetic issues relating to alterations or changes visible from the common areas, or from the exterior of the Building at street level, shall be in Landlord’s sole discretion.

Within five (5) days after Landlord’s receipt of Tenant’s request for approval of the Construction Plans (as well as receipt of the plans to be approved), Landlord shall notify Tenant as to whether Landlord approves the Construction Plans. If Landlord disapproves such plans, such notice shall state the grounds for such disapproval with reasonable specificity.

(1A)                        COST OF LANDLORD’S WORK. Landlord shall engage Shawmut Design & Construction, or another contractor reasonably acceptable to Tenant, to perform Landlord’s Work. Landlord shall be paid a fee, equal to four percent (4%) of the “Cost of the Work.” (as hereinafter defined) to compensate Landlord for the construction management services which Landlord provides with respect to the performance of Landlord’s Work. As used herein, “Cost of the Work” shall be defined as the total project costs for Landlord’s Work, including both hard and soft costs. The costs of Landlord’s Work shall be paid as set forth in Section 4.1(A)(2) below.

(2)                                  TENANT PLAN EXCESS COSTS. To the extent such costs exceed the Tenant Allowance set forth in Section 4.4, such excess costs are hereinafter referred to as “Tenant Plan Excess Costs” and shall be paid by Tenant in accordance with Section 4.5. Tenant shall notify Landlord in writing, within three (3) business days of receipt by Tenant of Landlord’s statement of Tenant Plan Excess Costs, of either its approval thereof and its authorization to Landlord to proceed with Landlord’s Work in accordance with the Construction Plans in the event Landlord had no objection to the Construction Plans, or changes in the Construction Plans prepared by Tenant’s architect which shall be responsive to any objections raised by Landlord. In the event of the latter modification, Landlord shall, as soon as practicable after Landlord obtains price quotations for any changes in the Construction Plans, quote to Tenant all changes in Tenant Plan Excess Costs resulting from said plan modifications and whether Landlord approves the revised Construction Plans. Tenant shall, within three (3) business days after receipt of Landlord’s revised quotation of Tenant Plan Excess Costs submit to Landlord any revisions to the Construction Plans required by Landlord.

(3)                                  AUTHORIZATION TO PROCEED DATE. Tenant shall, on or before the Authorization to Proceed Date, give Landlord written authorization to proceed with Landlord’s Work in accordance with Tenant’s approved Construction Plans (“Notice to Proceed”). In addition, Tenant shall, on or before the Authorization to Proceed Date, execute and deliver to Landlord any applications or other documentation required in order to obtain all permits and approvals necessary for Landlord to commence and complete Landlord’s Work on a timely basis (“Permit Documentation”). The Authorization to Proceed Date shall be extended on a day for day basis for each day of Landlord Delay. For purposes hereof, “Landlord Delay” shall mean a failure by Landlord to respond to plan submissions within the time frames or to the reasonableness standards set forth in Section 4.1(A)(1).

(4)                                  CHANGE ORDERS. Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals subsequent to Landlord’s approval of the Construction Plans and Tenant’s approval of the Tenant Plan Excess Costs, if any (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal within such time as is reasonably necessary (taking into consideration the information contained in such Change Proposal) after the submission thereof by Tenant, advising Tenant of any anticipated costs (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”). Tenant shall have the right to then approve or withdraw such Landlord’s Change Order Response within three(3) days after receipt of such Landlord’s Change Order Response. If Tenant fails to respond to Landlord’s Change Order Response within such three (3) day period, such Change Proposal shall be deemed withdrawn. If Tenant approves such Change Proposal, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order, if any, shall be deemed additions to the Tenant Plan Excess Costs and shall be paid in the same manner as Tenant Plan Excess Costs are paid as set forth in Section 4.5.

(5)                                  TENANT RESPONSE TO REQUESTS FOR INFORMATION AND APPROVALS. Except to the extent that another time period is expressly herein set forth, Tenant shall respond to any reasonable request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative for approvals or information in connection with Landlord’s Work, within two (2) business days of Tenant’s receipt of such request, except that if the information requested is not readily available, Tenant shall so inform Landlord within two (2) business days of Tenant’s receipt of such request, whereupon Tenant shall respond to such request as soon as possible, but in no event more than ten (10) days after Tenant’s receipt of such request.

(6)                                  TIME OF THE ESSENCE. Time is of the essence in connection with Tenant’s obligations under this Section 4.1.

(B)                                TENANT DELAY.

(1)                                  A “TENANT DELAY” shall be defined as the following:

(a)                                  Tenant’s failure to timely comply with the Plans and Construction Schedule set forth in Exhibit B-1 attached hereto, including without limitation Tenant’s failure to give authorization to Landlord to proceed with Landlord’s Work on or before the Authorization to Proceed Date (as the same may be extended as provided above) or to provide all required Permit Documentation to Landlord on or before the Authorization to Proceed Date; or

(b)                                 Tenant’s failure timely to respond to any reasonable request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative within the time periods set forth in this Article IV (including, without limitation, Section 4.1(A)(5) above);

(c)                                  Tenant’s failure to pay the Tenant Plan Excess Costs in accordance with Section 4.5;

(d)                                 Any delay due to items of work for which there is a long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the work in or to the Premises and require additional time for receipt or installation, but only with respect to items as to which Landlord notifies Tenant in writing at the time that Landlord approves Tenant’s plans and/or change orders related thereto that such items are long lead time items;

(e)                                  Any delay due to changes, alterations or additions required or made by Tenant after Landlord approves Tenant’s Construction Plans including, without limitation, Change Orders. With respect to any Tenant Delay under this clause (e), no period of time prior to the date that Landlord notifies Tenant of a Tenant Delay shall be considered to be a Tenant Delay; or

(f)                                    Any other delays caused by Tenant, Tenant’s contractors, architects, engineers or anyone else engaged by Tenant in connection with the preparation of the Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture. With respect to any Tenant Delay under this clause (f), no period of time prior to the date that Landlord notifies Tenant of a Tenant Delay shall be considered to be a Tenant Delay.

The Tenant Delays defined in clauses (a), (b) and (c) of this Section 4.1(B)(1) are sometimes hereinafter referred to as “Accelerated Rent Tenant Delays”, the Tenant Delays defined in clauses (d), (e), and (f) of this Section 4.1(B)(1) are sometimes hereinafter referred to as “Other Tenant Delays”. Landlord agrees to give Tenant status reports from time to time upon Tenant’s written request of the status of any of the items set forth in this Section 4.1(B)(1).

(2)                                  TENANT OBLIGATIONS WITH RESPECT TO TENANT DELAYS.

(a)                                  Tenant covenants that no Tenant Delay shall delay commencement of the Term or the obligation to pay Annual Fixed Rent or Additional Rent,

regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. Landlord’s Work shall be deemed substantially completed as of the date when Landlord’s Work would have been substantially completed but for any Tenant Delays, as certified by the project architect or Landlord’s architect, in the exercise of its professional judgment.

(b)                                 If any Accelerated Rent Tenant Delays occur: (i) Tenant shall, for the purpose of reimbursing Landlord for lost rent due to Landlord’s inability to proceed with Landlord’s Work as scheduled, pay to Landlord an amount (“Accelerated Rent Payment”) equal to one day of Annual Fixed Rent and Additional Rent for each day of Accelerated Rent Tenant Delay, (ii) the Estimated Commencement Date shall be extended by each day of Accelerated Rent Tenant Delay, and (iii) if the Commencement Date occurs before the Estimated Commencement Date, then any Accelerated Rent Payment paid by Tenant shall be credited against the Annual Fixed Rent and Additional Rent payable by Tenant in respect of the period commencing as of the Commencement Date and ending as of the Estimated Commencement Date.

(c)                                  Tenant shall reimburse Landlord the amount, if any, by which the cost of Landlord’s Work is increased as the result of any Tenant Delay in excess of the amounts paid under Section 4.1(B)(2)(b) above and not otherwise credited to Tenant under said Section 4.1(B)(2)(b). Notwithstanding the foregoing, no amounts shall be due from Tenant pursuant to this Section 4.1(B)(2)(c) unless and until the total cost of Landlord’s Work, including any increases therein due to Tenant Delay, exceeds the Tenant Allowance, as defined in Section 4.4 hereof.

(d)                                 Any amounts due from Tenant to Landlord under this Section 4.1(B)(2) shall be due and payable within thirty (30) days of billing therefor, and shall be considered to be Additional Rent. Nothing contained in this Section 4.1(B)(2) shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

(C)                                SUBSTANTIAL COMPLETION OF LANDLORD’S WORK.

(1)                                  LANDLORD’S OBLIGATIONS. Subject to Tenant Delays and delays due to Force Majeure, as defined in Section 14.1, Landlord shall use reasonable speed and diligence to have Landlord’s Work substantially completed on or before the Estimated Commencement Date, but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord’s Work in the Premises, except for the right to terminate this Lease, without further liability to either party, in accordance with the provisions hereinafter specified in Section 4.2.

(2)                                  DEFINITION OF SUBSTANTIAL COMPLETION. The Premises shall be treated as having been substantially completed on the date that Landlord notifies Tenant

(which notice may be by facsimile) that both of the following have occurred:

(a)                                  Landlord’s Work, together with common facilities for access and services to the Premises, has been completed (or would have been completed except for Tenant Delays, as determined in accordance with Section 4.1(B)(2)(a)) except for Punch List Items, as hereinafter defined, and

(b)                                 Permission has been obtained (or would have been obtained except for Tenant Delays) from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the Premises for the Permitted Use.

In the event of any dispute as to the date on which Landlord’s Work has been substantially completed, the reasonable determination of Landlord’s architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant.

Landlord agrees to notify Tenant, from time to time upon Tenant’s written request, of Landlord’s estimate of when Landlord’s Work will be substantially completed.

(3)                                  PUNCH LIST ITEMS AND INCOMPLETE WORK.

(a)                                  “Punch List Items” shall be defined as those items of work and adjustment of equipment and fixtures in the Premises, the incompleteness of which does not cause material interference with Tenant’s use of the Premises, or access thereto, and which can be completed after Tenant commences its occupancy of the Premises without causing material interference with Tenant’s use of the Premises or access thereto. The Punch List Items shall be set forth in a so-called punch list prepared and signed by Tenant and Landlord (provided, however, that Landlord and Tenant shall use good faith efforts to arrange for a mutually acceptable time to walk through the Premises and compile the punch list. If despite such good faith efforts Landlord and Tenant are unable to agree upon a mutually acceptable time, Landlord shall give Tenant reasonable advance notice of the time when Landlord intends to walk through the Premises and compile the punch list, and if Tenant does not accompany Landlord on such walk-through, Tenant shall be bound by the punch list compiled by Landlord).

(b)                                 Landlord shall complete as soon as conditions practically permit the Punch List items and any long-lead time items which were not complete as of the substantial completion of the Premises, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner. Landlord agrees to perform such completion work in a manner so as not to unreasonably interfere with Tenant’s use of the Premises, provided, however, that such work shall be performed during normal business hours unless Tenant elects to pay the excess cost for performing such work after normal business hours.

(4)                                  EARLY ACCESS BY TENANT. Landlord shall permit Tenant access for installing Tenant’s trade fixtures in portions of the Premises prior to substantial completion when it can be done without material interference with remaining work or with the maintenance of harmonious labor relations. Any such access by Tenant shall be at upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.

(5)                                  PROHIBITION ON ACCESS BY TENANT PRIOR TO ACTUAL SUBSTANTIAL COMPLETION. If, prior to the date that the Premises are in fact actually substantially complete, the Premises are deemed to be substantially complete pursuant to the provisions of this Section 4.1 (i.e. and the Commencement Date has therefore occurred), Tenant shall not (except with Landlord’s consent) be entitled to take possession of the Premises for the Permitted Use until the Premises are in fact actually substantially complete. Notwithstanding the foregoing, Landlord agrees to permit such occupancy of the Premises by Tenant provided that, in Landlord’s reasonable opinion, such occupancy will not materially interfere with or delay the completion of Landlord’s Work, nor will such occupancy endanger the safety of persons or property.

(6)                                  SPECIAL PROVISION CONCERNING POTENTIAL VERIZON STRIKE. The parties acknowledge that the employees of Verizon, a major provider of telecommunication services in the greater Boston area, are threatening to strike imminently. Notwithstanding anything to the contrary herein contained, the parties agree as follows:

(i)                                     If Tenant submits a work order for Tenant’s telecommunication services reasonably satisfactory to Landlord on or before September 5, 2003; and

(ii)                                  The installation and/or connection of Tenant’s telecommunication services is delayed due to an actual Verizon strike; and

(iii)                               As a result, Tenant is unable to use the Premises for the Permitted Use because it lacks telecommunication services; then

(iv)                              There shall be no Annual Fixed Rent due hereunder during the period, not to exceed seventy-five (75) days, after the Commencement Date and before Tenant has sufficient telecommunications services to be able to use the Premises for the Permitted Use.

4.2                                 TENANT’S COMPLETION REMEDIES.

(A)                              TENANT’S TERMINATION RIGHT. If the Commencement Date shall not have occurred on or before the Outside Completion Date as set forth in Section 1.2 hereof (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Force Majeure as defined in Section 14.1, as well as for any Tenant Delay, without limiting Landlord’s other rights on account thereof), Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant’s desire to do so at any time before such completion and within the time period from the Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date (as so extended); and, upon the giving of such notice, the Term of this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days after receipt of such notice, the Commencement Date occurs. Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord’s Work, and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date.

(B)                                LIQUIDATED DAMAGES. Notwithstanding anything to the contrary herein contained, if the Commencement Date does not occur on or before the Outside Damages Date as set forth in Section 1.2 hereof (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Force Majeure as defined in Section 14.1, as well as for any Tenant Delay, without limiting Landlord’s other rights on account thereof), then Tenant shall be entitled, as liquidated damages which are payable as the result of such delay in the Commencement Date, to a rent credit (“Rent Credit”), against the first installment(s) of Annual Fixed Rent and other charges payable under the Lease, equal to Two Thousand Four Hundred Eighty-Three and 51/00 Dollars ($2,483.51) times the number of days in the period commencing as of the Outside Damages Date (as it may be extended in accordance with this Paragraph (B)) and terminating on the Commencement Date (determined as set forth in Section 3. hereof). At Landlord’s sole election, in lieu of giving Tenant the Rent Credit, Landlord may, on or before the date on which Tenant would have been entitled to receive such Rent Credit, pay to Tenant a cash payment in the amount of such Rent Credit. Tenant shall have no right to the Rent Credit or any payments pursuant to this Paragraph (B), if Tenant exercises its right to terminate the Lease pursuant to Section 4.1(A).

(C)                                The remedies set forth in this Section 4.2 are Tenant’s sole and exclusive rights and remedies based upon any delay in the performance of Landlord’s Work.

4.3                                 QUALITY AND PERFORMANCE OF WORK. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section 9.1 hereof). All of Tenant’s work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named in Section 1.2 or any person hereafter designated in substitution or addition by notice to the party relying. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations under this Article IV (if any) not later than the end of the eleventh (11th) full calendar month next beginning after the Commencement Date, Tenant shall be deemed conclusively to have approved Landlord’s construction and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Article IV (if any). Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated under the Construction Plans and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.

4.4                                 SPECIAL ALLOWANCE

(A)                              Landlord shall provide to Tenant a special allowance equal to $1,709,240.00, being the product of (i) $65.00 and (ii) the Rentable Floor Area of the Premises (the “Tenant Allowance”), in accordance with and subject to the provisions of this Section 4.4. The Tenant Allowance shall be used and applied by Landlord solely on account of the cost of Landlord’s Work. In no event shall Landlord’s obligations to pay or reimburse Tenant for any of the costs of Landlord’s Work which exceed the total Tenant Allowance. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided in this Section 4.4.

(B)                                In addition, in the event that (i) Tenant is in default under this Lease, or (ii) there are any liens against Tenant’s interest in the Lease or against the Building or the Site arising out of any work performed by Tenant or any litigation in which Tenant is a party which are not bonded to the reasonable satisfaction of Landlord, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any portion of the Tenant Allowance until such default has been cured or waived in writing or such lien has been released or bonded over to Landlord’s reasonable satisfaction.

(C)                                Further, in no event shall Landlord be required to make application of any portion of the Tenant Allowance on account of any supervisory fees, overhead,

management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that the costs of Landlord’s Work are less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under this Lease.

(D)                               In addition to the foregoing Tenant Allowance, Landlord shall also provide Tenant with an allowance (“Initial Fit Allowance”) of up to $2,629.60, being the product of (i) $0.10 and (ii) the Rentable Floor Area of the Premises, toward the cost of initial fit plans.

(E)                                 Provided that no Event of Default has occurred hereunder at the time that Tenant requests any requisition on account of the Initial Fit Allowance, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within twenty (20) days of submission thereof by Tenant to Landlord.

For the purposes hereof, a “requisition” shall mean written documentation showing in reasonable detail the costs of the initial fit plans prepared for Tenant. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that (if applicable) all work covered by previous requisitions has been fully paid by Tenant.

(F)                                 Notwithstanding anything to the contrary herein contained:

(i)                                     Landlord shall have no obligation to advance funds on account of the Initial Fit Allowance unless and until Landlord has received the requisition in question.

(ii)                                  Landlord shall have no obligation to pay the Initial Fit Allowance in respect of any requisition submitted after the date six (6) months after substantial completion of the Premises.

(iii)                               Tenant shall not be entitled to any unused portion of the Tenant Allowance of Initial Fit Allowance.

4.5                                 PAYMENT OF TENANT PLAN EXCESS COSTS. To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord the Monthly Improvement Cost Payment (as hereinafter defined), as Additional Rent, in order to repay Landlord for the amount of such Tenant Plan Excess Costs up to the Maximum Amount, as hereinafter defined (the “Amortization Amount”) as provided herein. However, in the event that the Tenant Plan Excess Costs exceed $525,920.00 (being the product of (i) $20.00 and (ii) the Rentable Floor Area of the Premises) (“Maximum Amount”), then Tenant shall pay to Landlord, as

Additional Rent, prior to the commencement of Landlord’s Work, all such Tenant Plan Excess Costs in excess of the Maximum Amount.

Tenant shall reimburse Landlord, as Additional Rent, for the Amortization Amount amortized on a direct reduction basis over one hundred twenty-three (123) months at an interest rate of nine percent (9%) per annum in one hundred twenty-three (123) monthly payments (“Monthly Improvement Cost Payments”) payable on the first day of each month following the Commencement Date (provided that if the Commencement Date is the first day of a month such payments shall commence on the Commencement Date) in the same manner as provided in the Lease for the payment of Annual Fixed Rent. By way of example, if the Amortization Amount equals $262,960.00, Tenant shall make 123 Monthly Improvement Cost Payments of $3,280.96 each.

Neither the Amortization Amount nor the Monthly Improvement Cost Payments shall be abated or reduced for any reason whatsoever (including, without limitation, untenantability of the Premises or termination of the Lease). Without limiting the foregoing, the rent abatement provisions of Article XIV of the Lease shall not apply to the Amortization Amount or the Monthly Improvement Cost Payments. Since the payment of the Amortization Amount represents a reimbursement to Landlord of costs which Landlord will incur in connection with the construction of the Premises, if there is any default (beyond the expiration of any applicable grace periods) of any of Tenant’s obligations under the Lease (including, without limitation, its obligation to pay the Monthly Improvement Cost Payments) or if the term of this Lease is terminated for any reason whatsoever prior to the termination of the term of the Lease, Tenant shall pay to Landlord, immediately upon demand, the unamortized balance of the Amortization Amount. Tenant’s obligation to pay the unamortized balance of the Amortization Amount shall be in addition to all other rights and remedies which Landlord has based upon any default of Tenant under the Lease, and Tenant shall not be entitled to any credit or reduction in such payment based upon amounts collected by Landlord from reletting the Premises after the default of Tenant.

4.6                                 COMPLIANCE WITH LAW. Landlord represents to Tenant that, to the best of Landlord’s actual knowledge, the Building was constructed in accordance with the provisions of the Legal Requirements applicable to the Building as of the construction of the Building, and Landlord has not received any notices from any governmental authorities alleging that the Building is currently in violation of any Legal Requirement (except to the extent, if any, that Landlord may have received any such notice and corrected the violation claimed therein). Landlord shall use reasonable efforts to make the common areas of the Building and the “Base Building” (as hereinafter defined) (including the Base Building areas in the Premises) comply with Legal Requirements, provided that the foregoing shall not apply to (i) requirements of such Legal Requirements resulting from the use of, or additions, alterations or improvements in, any tenant space in the Building, including the Premises, and (ii) any additions, alterations and improvements (including the Landlord’s Work, as more fully set forth below) in any tenant space in the Building, including the Premises. For purposes of this Section 4.6, “Base Building” shall mean the structural elements of the Building and the heating, ventilating and air conditioning, electrical and plumbing systems and equipment bringing primary service to the tenant spaces in the Building. Landlord agrees that to the extent that Landlord receives notice that the common areas and/or the Base Building are not in compliance with Legal Requirements, Landlord shall, when, if and in the manner permitted or required by Legal Requirements, remedy such non-compliance at its sole cost and expense, except to the extent that the cost of such compliance may be properly included in Operating Expenses..

Tenant acknowledges that it is preparing the Construction Plans, and that Landlord has no responsibility whatsoever for the compliance of the Construction Plans with Applicable Laws. Landlord agrees to perform Landlord’s Work in accordance with the Construction Plans. Except to the extent due to Landlord’s failure to perform Landlord’s Work in accordance with the Construction Plans, Landlord shall have no responsibility for the compliance of Landlord’s Work with Applicable Laws.

Tenant at Tenant’s expense shall be responsible for (i) the compliance of any addition, alterations or improvements performed by or for Tenant or any assignee or subtenant of Tenant, including the Landlord’s Work except to the extent set forth in the preceding paragraph (“Tenant Improvements”) with the Federal Americans With Disabilities Act (the “ADA”), and (ii) compliance with the ADA required because of “Tenant’s Specific Use of the Premises” (as defined below) or Tenant Improvements. The term “Tenant’s Specific Use of the Premises” as used herein shall not refer to the general office use of the Premises, but shall refer to the specific products and operations Tenant and any assignee or subtenant of Tenant use in the Premises and the manner in which Tenant and any assignee or subtenant of Tenant use such products and conduct such operations.

4.7                                 DISPUTES.Any dispute between the parties with respect to the provisions of this Article IV shall be submitted to arbitration in accordance with Section 16.32.

ARTICLE V

ANNUAL FIXED RENT AND ELECTRICITY

5.1                                 FIXED RENT. Tenant agrees to pay to Landlord, or as directed by Landlord at such place as Landlord shall from time to time designate by notice, on the Rent Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, a sum equal to one-twelfth (1/12) of the Annual Fixed Rent specified in Section 1.2 hereof and on the first day of each and every calendar month during each Extended Term (if exercised), a sum equal to one-twelfth of the Annual Fixed Rent as determined in Section 3.2 for the applicable Extended Term. Until notice of some other designation is given, Annual Fixed Rent and all other charges for which provision is herein made shall be paid by remittance to or to the order of BOSTON PROPERTIES LIMITED PARTNERSHIP, Agents at P.O. Box 3557, Boston, Massachusetts 02241-3557, and all remittances received by BOSTON PROPERTIES LIMITED PARTNERSHIP, as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Commencement Date shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the Rent Commencement Date and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord shall not commence until the Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement.

5.2                                 ALLOCATION OF ELECTRICITY CHARGES.   The Premises shall be separately metered for electricity, at Landlord’s expense, and Tenant shall pay for all electricity charges directly to the supplier of the same.

5.3                                 LANDLORD’S RECAPTURE RIGHT. Notwithstanding anything to the contrary in the Lease contained, if Tenant shall abandon or vacate the Premises for a period of no less than three hundred sixty-five (365) days, then Landlord shall have the right to terminate this Lease upon written notice to Tenant.

ARTICLE VI

TAXES

6.1                                 DEFINITIONS.  With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:

(a)                                  “Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b)                                 “Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as Rentable Floor Area of Tenant’s Premises bears to 100% of the Total Rentable Floor Area of the Building.

(c)                                  “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year; provided, however, that if in any Tax Year an abatement has been obtained on account of vacancies in the Building, or if the real estate taxes had initially been assessed in an amount to reflect such vacancies then Landlord’s Tax Expenses shall be determined to be an amount equal to the taxes which would normally be expected to have been assessed had occupancy been ninety-five percent (95%) as of the reference date or period on which or in relation to which such assessment was made. For this purpose, taxes on properties comparable to the Building may be used as a reference if such properties were occupied at ninety-five percent (95%) more or less during the relevant period.

(d)                                 “Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any Governmental authority on, or allocable to (i) the Building or (ii) the land, open areas, public areas and amenities, plazas, common areas and other non-leasable areas of the Prudential Center (for the purposes of this Subsection (d) “Common Areas”) which the Landlord shall be obligated to pay because of or in connection with the ownership, leasing or operation of the Building and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, Abatement Expenses”), which Abatement Expenses shall be excluded from Base Taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Prudential Center is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Building, were the only property of Landlord. To the extent that the Building is not separately assessed for real estate tax purposes, but is assessed as part of a larger parcel, then the Landlord shall make a reasonable allocation as to the amount of the real estate taxes that should be allocated to the Building for the purposes of determination of the Tenant’s share of increases in real estate taxes under this Lease. The Landlord’s allocation, if made in good faith and for which Landlord has a reasonable basis shall be final, absent manifest error, provided that such allocation is consistently applied throughout the Lease. For the purposes of this Lease, real estate taxes shall include any payment in lieu of taxes or any payments made under Chapter 121A of the Massachusetts General Laws or any similar law.

(e)                                  “Base Taxes” means Landlord’s Tax Expenses (hereinbefore defined) for fiscal tax year 2004 (that is the period beginning July 1, 2003 and ending June 30, 2004).

(f)                                    “Base Taxes Allocable to the Premises” means the same proportion of Base Taxes as the Rentable Floor Area of Tenant’s Premises bears to 100% of the Total Rentable Floor Area of the Building.

(g)                                 If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

6.2                                 TENANT’S SHARE OF REAL ESTATE TAXES. If with respect to any full Tax Year or fraction of a Tax Year falling within the Lease Term Landlord’s Tax Expenses Allocable to the Premises for a full Tax Year exceed Base Taxes Allocable to the Premises or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter referred to as the “Tax Excess”), then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax Excess. Payments by Tenant on account of the Tax Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by

Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the Tax Excess, ten (10) days at least before the day on which tax payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes allocated to the Building, abatements and refunds, if any, of any such taxes and assessments, expenditures incurred in obtaining such abatement or refund, the amount of the Tax Excess, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from, Tenant for the period covered by such statement. Within thirty (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or promptly refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. Expenditures for legal fees and for other expenses incurred in obtaining an abatement or refund may be charged against the abatement or refund before the adjustments are made for the Tax Year.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments.

ARTICLE VII

LANDLORD’S REPAIRS AND SERVICES

AND TENANT’S ESCALATION PAYMENTS

7.1                                 STRUCTURAL REPAIRS. Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, Landlord shall, throughout the Lease Term, at Landlord’s sole cost and expense, keep and maintain, or cause to be kept and maintained, in good order, condition and repair the following portions of the Building: the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building; provided however, that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any loss, destruction or damage caused by the omission or negligence of Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them.

7.2                                 OTHER REPAIRS TO BE MADE BY LANDLORD. Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, and except as otherwise provided in this Lease, and subject to provisions for reimbursement by Tenant as contained in Section 7.5, Landlord agrees to keep and maintain, or cause to be kept and maintained, in good order, condition and repair the common areas and facilities of the Building, including heating, ventilating, air conditioning, plumbing and other Building systems equipment servicing the Premises, except that Landlord shall in no event be responsible to Tenant for (a) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), or (b) any condition in the Premises or the Building caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant, licensee, concessionaire or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in this Lease (including, without limitation, in Article IV, Section 7.1 and Section 7.2 hereof).

7.3                                 SERVICES TO BE PROVIDED BY LANDLORD. In addition, and except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 7.5 and Tenant’s responsibilities in regard to electricity as provided in Section 5.2, Landlord agrees to furnish services, utilities, facilities and supplies as set forth in Exhibit C hereto equal in quality comparable to those customarily provided by landlords in high quality Class A office buildings in Boston. In addition, Landlord agrees to furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar buildings in Boston, and such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

7.4                                 OPERATING COSTS DEFINED. “Operating Expenses Allocable to the Premises” means the same proportion of the Operating Expenses for the Building (as hereinafter defined) as Rentable Floor Area of the Premises bears to 100% of the Total Rentable Floor Area of the Building. “Base Operating Expenses” means Operating Expenses for the Building for calendar year 2004 (that is the period beginning January 1, 2004 and ending December 31, 2004). Base Operating Expenses shall not include market-wide cost increases due to extraordinary circumstances, including but not limited to, Force Majeure (as defined in Section

14.1), boycotts, strikes, conservation surcharges, embargoes or shortages. “Base Operating Expenses Allocable to the Premises” means the same proportion of Base Operating Expenses as the Rentable Floor Area of Tenant’s Premises bears to 100% of the Total Rentable Floor Area of the Building. “Operating Expenses for the Building” means the cost of operation of the Building and the Building’s share of the cost of operating other areas of the Prudential Center as more specifically provided below in Section 7.4, including those incurred in discharging the obligations under Sections 7.2 and 7.3; however there shall be excluded from the Operating Expenses for the Building the cost of operation of (x) the Garage, and (y) any retail areas of the Prudential Center which are outside the Building, except to the extent the costs attributable to the retail areas may be included in Operating Expenses pursuant to Section 7.4(i). In addition, such costs shall exclude payments of debt service and any other mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management or operation of the Building, the general overhead and administrative expenses of the home office of Landlord or Landlord’s managing agent, and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation:

(a)                                  compensation, wages and all fringe benefits, workmen’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining, managing, insuring or cleaning of the Building or the Prudential Center, up to and including the level of general manager;

(b)                                 payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or the Prudential Center;

(c)                                  steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges paid by Tenant in the manner set forth in Section 5.2) and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

(d)                                 cost of maintenance, cleaning and repairs and replacements(other than repairs reimbursed from contractors under guarantees);

(e)                                  cost of snow removal and care of landscaping;

(f)                                    cost of building and cleaning supplies and equipment;

(g)                                 premiums for insurance carried with respect to the Building or Prudential Center (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Building, including such insurance as may be required by the holder of such first mortgage);

(h)                                 management fees at reasonable rates consistent with the type of occupancy and the services rendered, provided that the amount of such fees included in Operating Expenses shall not exceed four percent (4%) of the gross receipts of the Building;

(i)                                     the Building’s share (as reasonably determined by Landlord) of Operating Expenses for the Building (as herein defined in this Section 7.4) related to the operation of the open areas, public areas and amenities, plazas, common areas, facilities and other non-leasable areas of the Prudential Center and other mixed use common area maintenance costs incurred by Landlord or any other PruOwner and allocated to the Building and any shuttle buses and other like amenities, for use of tenants of the Building either alone or in common with tenants of other buildings in the Prudential Center (“Common PruCenter Costs”). Landlord agrees that it will not change the procedures which it is presently (i.e. as of the Execution Date of this Lease) using to allocate Common PruCenter Costs, unless there are changes in the uses in the Prudential Center or other changes in the operation of the Prudential Center which constitute, in Landlord’s reasonable judgment, a basis for changing such allocation procedures;

(j)                                     depreciation for capital improvements (x) to reduce Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Operating Expenses shall exceed depreciation therefor plus Imputed Interest (as defined below) or (y) to comply with Legal Requirements first enacted or promulgated and in effect after the Commencement Date (plus, in the case of both (x) and (y), an interest factor (“Imputed Interest”), reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the general locality in which the Building is located), and in the case of both (x) and (y) depreciation shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item, consistently applied; provided, however, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in other Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the annual depreciation and Imputed Interest therefor, then and in such event the amount of depreciation for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased depreciation (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with Imputed Interest, in equal monthly payments, each in the amount of 1/12th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal; and

(k)                                  all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building or the Prudential Center or said common areas and facilities and properly chargeable against income.

Notwithstanding the foregoing, in determining the amount of Operating Expenses for the Building for any calendar year or portion thereof falling within the Lease Term, if less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, those components of Operating Expenses which vary based on occupancy (excluding Landlord’s Tax Expenses) for such period shall be adjusted to equal the amount such components of Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period.

Notwithstanding the foregoing, the following shall be excluded from Operating Expenses for the Building:

(i)                                     repair costs in connection with other buildings in the Prudential Center (provided that this clause (i) shall not be deemed to exclude costs associated with the Arcade);

(ii)                                  All capital expenditures and depreciation, except as otherwise explicitly provided in this Section 6.2;

(iii)                               Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building or in Prudential Center;

(iv)                              Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building or the Prudential Center, provided however, that the foregoing shall not exclude the inclusion of the amortization and interest permitted to be included in Operating Expenses on account of capital improvements under Section 6.2(j) above;

(v)                                 Legal, auditing, consulting and professional fees and other costs, (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Prudential Center), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord’s interest in the Building or the Prudential Center, (ii) relating to specific disputes with tenants, and (iii) relating to any special reporting required by securities laws

(vi)                              Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant’s or Landlord’s expense, to the extent that such work or services is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant);

(vii)                           The cost of any item or service to the extent reimbursable to Landlord by insurance required to be maintained under the Lease, by any tenant, or any third party, such as the cost of supplying electricity for plugs and lights in a tenant’s premises;

(viii)                        Landlord’s general corporate overhead, including costs relating to accounting, payroll, legal and computer services to the extent rendered in locations outside the Building or Prudential Center;

(ix)                                Insurance premiums to the extent any tenant causes Landlord’s existing insurance premiums to increase or requires Landlord to purchase additional insurance because of such tenant’s use of the Building for other than office purposes;

(x)                                   Any costs expressly excluded from Operating Expenses or real estate taxes elsewhere in this Lease or included as real estate taxes;

(xi)                                Overhead and profit increment paid to Landlord, to affiliates or partners of Landlord, partners or affiliates of such partners, or affiliates of Landlord for goods and/or services in the Building or Prudential Center to the extent the same exceeds the costs or the overhead profit increment, as the case may be, of such goods and/or services rendered by unaffiliated third parties on a competitive basis in comparable buildings (provided however, that this clause (xi) shall not apply to the management fee);

(xii)                             Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

(xiii)                          Penalties, damages, and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

(xiv)                         Contributions to charitable organizations;

(xv)                            Costs incurred in removing the property of former tenants or other occupants of the Building;

(xvi)                         The cost of testing, remediation or removal of “Hazardous Materials” (as defined in Section 11.2) in the Building or on the Prudential Center required by “Hazardous Materials Laws” (as defined in Section 11.2), provided however, that with respect to the testing, remediation or removal of any material or substance which, as of the Commencement Date, was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Operating Expenses, subject, however, to Section 6.2(j) to the extent that such cost is treated as a capital expenditure;

(xvii)                      The cost of acquiring, installing, moving or restoring objects or art;

(xviii)                   Wages, salaries, or other compensation paid to any executive employees above the grade of general manager at the Prudential Center, except that if any such employee performs a service which would have been performed by an outside consultant (and the cost of which service would otherwise have been includable in Operating Expenses), the compensation paid to such employee for performing such service shall be included in Operating Expenses, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant;

(xix)                           Costs, including permit, license and inspection costs, incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building or Prudential Center;

(xx)                              The net (i.e. net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider shall be credited against Operating Costs;

(xxi)                           The cost of installation of, space preparation for and subsidizing the operation of any amenities of the Prudential Center (the parties hereby agreeing that this clause (xxi) shall not be deemed to exclude the cost of subsidizing the operation of the shuttle bus service as described above); or

(xxii)                        Costs of mitigation or impact fees or subsidies (however characterized), imposed or incurred prior to the date of this Lease or imposed or incurred solely as a result of another tenant’s or tenants’ use of their Premises.

7.5                                 TENANT’S ESCALATION PAYMENTS. (A) If with respect to any calendar year falling within the Lease Term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (as defined in Section 7.4) for a full calendar year exceed Base Operating Expenses Allocable to the Premises (as defined in Section 7.4) or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter referred to as the “Operating Cost Excess”), then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 7.5, the amount of such excess.

(B)                                Payments by Tenant on account of the Operating Cost Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Lease Term.

(C)                                No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices consistently applied from year to year certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Building and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Cost Excess and the amount of Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or promptly refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.

Any payment by Tenant for the Operating Cost Excess shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.

(D)                               Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of Operating Cost Excess:

1.                                       Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

2.                                       Tenant shall have the right to make such examination no more than once in respect of any period for which Landlord has given Tenant a statement of the actual amount of Operating Expenses for the Building.

3.                                       Any request for examination in respect of any calendar year may be made no more than one hundred eighty (180) days after Landlord advises Tenant of the actual amount of Operating Expenses for the Building in respect of such calendar year and provides to Tenant the year-end statement required under Paragraph C of this Section 7.5, provided, however, if such examination results in a determination that Tenant was overcharged with respect to a calendar year, then Tenant shall have the right to review Landlord’s books as to the erroneous items for the two calendar years immediately prior to the calendar year in question.

4.                                       Such examination may be made only by an independent certified public accounting firm approved by Landlord, which approval shall not be unreasonably withheld. Without limiting Landlord’s approval rights, Landlord may withhold its approval of any examiner of Tenant who is being paid by Tenant on a contingent fee basis. Notwithstanding the foregoing, Landlord agrees that Tenant may retain a third party agent to review Landlord’s books and records which is not a CPA firm, so long as the third party agent retained by Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building and whose compensation shall in no way be contingent upon or correspond to the financial impact on Tenant resulting from the review.

5.                                       As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements. Without limiting the foregoing, if Tenant uses any examiner which is other than a nationally recognized accounting firm, Tenant’s examiner shall be required to agree that it will not represent any other tenant in the Building or in other buildings located in the Prudential Center which are owned by Landlord or an affiliate of Landlord in connection with reviewing operating expenses for such tenant.

6.                                       If the results of such examination, as verified by Landlord’s accountant, show that Operating Expense Excess for the year in question was overstated by more than four percent (4%), then Landlord shall reimburse Tenant for the reasonable costs of performing such examination.

7.6                                 NO DAMAGE.

(A)                              NO LIABILITY. Landlord shall give Tenant reasonable advance notice (except in an emergency and except for normal cleaning and maintenance operations) prior to exercising any right which Landlord has to enter the Premises and Landlord shall use reasonable efforts to avoid material interference with Tenant’s use and enjoyment of the Premises; however, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Prudential Center however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including, without limitation, strike, lockout, breakdown, accident, order or regulation of or by any Governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause due to any act or negligence of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant,

Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

(B)                                STOPPAGE OF SERVICE. Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof as soon as reasonably practicable. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(C)                                RENT ABATEMENT. Notwithstanding anything to the contrary in this Lease contained, if due to Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent, Tax Excess and Operating Cost Excess shall thereafter be abated in proportion to such untenantability and its impact on the continued operation in the ordinary course of Tenant’s business until the day such condition is completely corrected. For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control. The provisions of this Section 7.6(C) shall not apply in the event of untenantability caused by fire or other casualty, or taking.

ARTICLE VIII

TENANT’S REPAIRS

8.1                                 TENANT’S REPAIRS AND MAINTENANCE. Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only for (i) those repairs for which Landlord is responsible under the terms of Article VII of this Lease, and (ii) damage by fire or casualty, and (iii) as a consequence of the exercise of the power of eminent domain, and (iv) reasonable wear and tear. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building or Prudential Center by Tenant, Tenant’s agents, employees, contractors, sublessees, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair, reasonable wear and tear excepted.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof, except (subject to the provisions of Section 13.4) to the extent caused by Landlord’s gross negligence or willful malfeasance. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith on demand, pay to Landlord as Additional Rent the cost thereof together with interest thereon at the rate specified in Section 16.21, and if Tenant shall default in such payment, Landlord shall have the remedies provided for non-payment of rent or other charges payable hereunder.

ARTICLE IX

ALTERATIONS

9.1                                 LANDLORD’S APPROVAL. Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. However, Landlord’s determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible from common areas outside the Premises or from the exterior of the Building shall be in Landlord’s sole discretion. Without limiting such standard, Landlord shall not be deemed unreasonable:

(a)                                  for withholding approval of any alterations, additions or improvements which (i) in Landlord’s reasonable opinion might affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (iii) enlarge the Rentable Floor Area of the Premises, or (iv) are inconsistent, in Landlord’s judgment, with alterations satisfying Landlord’s standards for new alterations in the Building, or (v) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 7.3 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord.

(b)                                 for making its approval conditional on Tenant’s agreement to restore the Premises to its condition prior to such alteration, addition, or improvement at the expiration or earlier termination of the Lease Term.

Landlord’s review and approval of any such plans and specifications or under Section 4.1 and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building and the other requirements of the Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Within 30 days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as a fee for Landlord’s review of any plans or work (excluding any review respecting initial improvements performed pursuant to Section 4.1 hereof for which a fee had previously been paid), as Additional Rent, an amount equal to the sum of : (i) $1,000.00, plus (ii) third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work.

9.1.1                        CERTAIN ALTERATIONS. Notwithstanding the terms of Section 9.1, Tenant shall have the right, without obtaining the prior consent of Landlord, but upon at least five (5) business days’ prior written notice to Landlord, to make alterations, additions or improvements to the Premises where:

(i)                                     the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building;

(ii)                                  the same do not affect the roof, any structural element of the Building, or the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

(iii)                               the cost of any individual alteration, addition or improvement shall not exceed $50,000.00 in each instance; and

(iv)                              Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost.

9.2                                 CONFORMITY OF WORK. Tenant covenants and agrees that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of first and otherwise good quality shall be employed therein, that the structure of the Building shall not be endangered or impaired thereby and that the Premises shall not be diminished in value thereby.

9.3                                 PERFORMANCE OF WORK, GOVERNMENTAL PERMITS AND INSURANCE. All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Prudential Center or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord, such approval not to be unreasonably withheld or delayed. Except for work by Landlord’s general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease. At Landlord’s election, unless Landlord acts as Tenant’s general contractor or construction manager, Tenant shall cause its contractor to maintain a payment and performance bond in such amount and with such companies as Landlord shall reasonably approve. In addition, Tenant shall cause each contractor to carry workmen’s compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may require reasonably from time to time during the Term of this Lease, but in no event less than the minimum amount of commercial general liability insurance or comprehensive general liability insurance Tenant is required to maintain as set forth in Section 1.2 hereof and as the same may be modified as provided in Section 13.2 hereof (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord, Landlord’s managing agent and Tenant as additional insureds as well as contractors) and to deliver to Landlord certificates of all such insurance. Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant. Landlord shall have the right to provide such rules and regulations relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services.

9.4                                 LIENS. Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building or the Prudential Center and immediately to discharge any such liens which may so attach.

9.5                                 NATURE OF ALTERATIONS. All work, construction, repairs, alterations, other improvements or installations made to or upon the Premises (including, but not limited to, the construction performed by Landlord under Article IV), shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

(a)                                  All trade fixtures whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term if so requested by Landlord. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises. Notwithstanding the foregoing, Tenant shall have the right to grant security interests and/or to lease its business equipment and personal property in the Premises, provided that such lessor or secured party agrees (or to such other commercially reasonable terms as may be mutually agreed upon by Landlord and such lessor or secured party):

1.                                       That it will repair any damage to the Building or the Premises caused by the installation or removal of any such equipment or personal property;

2.                                       That it will give Landlord not less than five (5) days’ advance written notice prior to making any entry into the Premises;

3.                                       That it will not hold any auction or foreclosure sale on the Premises; and

4.                                       That it will have the right to remove such equipment or property only during the term of this Lease, if the term of this Lease expires in the normal course, or within five (5) days after the earlier termination of the term of this Lease.

(b)                                 At the expiration or earlier termination of the Lease Term, Tenant shall remove: (i) any wiring, cables or other installations appurtenant thereto for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers (collectively, “Cable”), unless Landlord notifies Tenant in writing that such Cable shall remain in the Premises, and (ii) any alterations, additions and improvements made with Landlord’s consent during the Lease Term for which such removal was made a condition of such consent under Section 9.1(b). Upon such removal Tenant shall restore the Premises to their condition prior to such alterations, additions and improvements and repair any damage occasioned by such removal and restoration. Tenant shall have the right, upon written request to Landlord at any time on or after the date which is three (3) months prior to the expiration of the Lease Term, to ask Landlord if Tenant shall be required to remove such Cable at the termination of the Lease Term. Landlord shall respond to Tenant within fifteen (15) days of such request as to whether Tenant shall be required to remove such Cable at the expiration or earlier termination of the Lease Term and Landlord shall be bound by such response. If Landlord has not responded within such 15-day period, then Tenant may send Landlord a second notice, which shall state at the top, in all-capital bold-face print at least 10 points large, “WARNING: FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL CONSTITUTE A WAIVER OF THE RIGHT TO REQUIRE TENANT TO REMOVE CABLE”. If Landlord does not respond to such second notice within five (5) business days, then Landlord shall be deemed to have waived its right to require Tenant to remove such Cable.

(c)                                  If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord’s approval is required under Section 9.1 without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

9.6                                 INCREASES IN TAXES. Tenant shall pay, as Additional Rent, one hundred percent (100%) of any increase in real estate taxes on the Building which shall, at any time after the Commencement Date, result from alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.

ARTICLE X

PARKING

10.1                           PARKING PRIVILEGES. Landlord shall provide to Tenant monthly parking privileges in the Prudential Center Garage (the “Garage”) for eighteen (18) passenger automobiles for the parking of motor vehicles, sixteen (16) in unreserved stalls and two (2) in reserved stalls, in the Garage by Tenant’s employees commencing on the Commencement Date of the Term. Tenant’s reserved parking stalls shall initially be as shown on Exhibit F attached hereto. Landlord reserves the right to relocate such reserved stalls to another location, provided that (i) the stall numbered 1 on Exhibit F can only be relocated to a stall numbered 2 through 45 as shown on Exhibit F or another location which is approximately equally proximate to the entrance from the Garage to the Building, and (ii) the stall numbered 49 on Exhibit F can only be relocated to a space within the area reserved for reserved parking for tenants of the Building, as Landlord may designate such area from time to time. Tenant acknowledges that Landlord has advised Tenant that stall numbered 1 is not located within the reserved gate of the other reserved spaces in the Garage and, notwithstanding signs indicating that such stall is reserved, such space is often utilized by others. Therefore, Tenant acknowledges and agrees that Landlord shall have no obligation to police such stall and that Landlord’s only obligation with respect to such stall is to maintain reserved signage as is in place on the date of this Lease.

10.2                           PARKING CHARGES. Tenant shall pay for such parking privileges at the prevailing monthly rates from time to time charged by the operator or operators of the Garage, whether or not such operator is an affiliate of Landlord, for unreserved and, if applicable, reserved stalls. Such monthly parking charges for parking privileges shall be payable monthly as directed by Landlord upon billing therefor by Landlord or such operator. Tenant acknowledges that said monthly charges to be paid under this Section are for the use by the Tenant of the parking privileges referred to herein, and not for any other service. Tenant shall have the right to cease using any such parking privileges upon thirty (30) days’ notice to Landlord and such operator, whereupon Tenant shall no longer have any rights to use the relinquished privileges nor any obligation to pay any charges for such privileges accruing after the end of such 30-day period.

10.3                           GARAGE OPERATION. Unless otherwise determined by Landlord or the operator of such garage (the “Garage Operator”), the Garage is to be operated on a self-parking basis, and Tenant shall be obligated to park and remove its own automobiles, and Tenant’s parking shall be on an unreserved basis, Tenant having the right to park in any available stalls. Without limiting the foregoing, Landlord shall have the right to operate portions of the Garage, except for Tenant’s reserved stalls, on an attendant-managed basis, and Tenant shall cooperate with such attendants in parking and removing its automobiles, recognizing that Tenant may be required to leave keys for its vehicles with such attendants while such vehicles are in the Garage. Tenant’s access and use privileges with respect to the Garage shall be in accordance with regulations of uniform applicability to the users of the Garage from time to time established by the Landlord or the Garage Operator. Tenant shall receive one (1) identification sticker or pass and one (1) magnetic card so-called, or other suitable device providing access to the Garage, for each parking privilege paid for by Tenant. Tenant shall supply Landlord with an identification roster listing, for each identification sticker or pass, the name of the employee and the make, color and registration number of the vehicle to which it has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Any automobile found parked in the Garage during normal business hours without appropriate identification will be subject to being towed at said automobile owner’s expense. The parking privileges granted herein are non-transferable (other than to a permitted assignee or subtenant pursuant to the applicable provisions of Article XII hereof). Landlord or the Garage Operator may institute a so-called valet parking program for the Garage, and in such event Tenant shall cooperate in all respects with such program. Landlord reserves for itself and any other PruOwner the right to alter the Garage as it sees fit and in such case to change the Garage including the reduction in area of the same, Tenant acknowledging that in connection with the potential expansion of buildings in the Prudential Center or the addition of other buildings thereto, it may be necessary to make significant changes to the Garage which may result in the reduction of the amount of parking available in the Garage and the change of location of such parking or may change the access to or egress from the Garage, all of which Landlord or any other PruOwner may perform in its sole and exclusive discretion, without limitation to its other rights in respect thereof.

10.4                           LIMITATIONS. Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord or the Garage Operator with respect to the use of the Garage. Except to the extent of gross negligence or willful acts, neither the Landlord nor the Garage Operator assumes any responsibility whatsoever for loss or damage due to fire or theft or otherwise to any automobile or to any personal property therein, however caused, and Tenant agrees, upon request from the Landlord, from time to time, to notify its officers, employees and agents then using any of the parking privileges provided for herein, of such limitation of liability. Tenant further acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

ARTICLE XI

CERTAIN TENANT COVENANTS

Tenant covenants during the Lease Term and for such further time as Tenant occupies any part of the Premises:

11.1                           To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor except as otherwise provided in Exhibit C and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3.

11.2                           (A)                              To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises or the Building or Prudential Center and not to permit in the Premises any auction sale, vending machine or flammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first-class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building.

(B)                                Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Prudential Center that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

(C)                                Landlord represents and warrants that, to its actual knowledge and as of the Date of this Lease, there are no Hazardous Materials in, on, under or emanating from the Prudential Center, including its interior, systems or structure, which are required to be assessed, reported, removed or remediated pursuant to applicable Hazardous Materials Laws, except as disclosed in the following reports have been provided to Tenant:

Phase I Environmental Site Assessment

Prudential Center

800 Boylston Street

Boston, MA

Dated July 11, 1997 prepared for Prudential Real Estate by

Levine-Fricke-Recon

and

Report of Phase I Environmental Site Assessment

Prudential Center

760 & 800 Huntington Avenue

Boston, Massachusetts

By Haley & Aldrich, Inc., Boston, Massachusetts

For Boston Properties Limited Partnership dated March, 1998

and

Report on Phase I Environmental Site Assessment

Prudential Center

111 Huntington Avenue

Boston, Massachusetts

By Haley & Aldrich, Inc., Boston, Massachusetts

For Boston Properties dated July, 1999

Landlord shall indemnify Tenant and hold it harmless against any claims, damages, losses or liabilities (including reasonable attorneys’ and expert consultants’ fees) arising from any breach of the representations and warranties made by Landlord as set forth in this Paragraph (C) and from claims, damages, losses or liabilities arising in the event that Landlord, Landlord’s agents, employees or contractors release Hazardous Materials onto the Building or the Prudential Center; provided however, the foregoing indemnity shall not apply to: (i) any material or substance existing on the Prudential Center as of the Execution Date of this Lease which, as of the Date of this Lease, was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law or (ii) any material or substance released or installed or placed on the Prudential Center after the Execution Date of this Lease which, as of the date of such release, installation or placement, was not considered, as a matter of law, to be a Hazardous Material but which is later determined, as a matter of law, to be a Hazardous Material. In addition, if Hazardous Materials are discovered in the Building or the Premises which are not caused by Tenant, its employees, invitees, agents, independent contractors, contractors, assignees or subtenants, then Landlord shall, if and as required by law, assess, remediate or remove the same, or cause the same to be assessed, remediated or removed.

11.3                           Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Prudential Center used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from the common areas outside the Premises or from the exterior of the Building; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Prudential Center and their facilities and approaches, but Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations.

11.4                           To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

11.5                           Not to place a load upon any floor in the Premises exceeding an average rate of 70 pounds of live load (including partitions) per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant’s business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

11.6                           To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

11.7                           To pay, as Additional Rent, all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor.

11.8                           Not to do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

11.9                           To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the Tenant’s use or occupancy of the Premises; provided that Tenant shall not be required to make any capital improvements to the Building or the Premises or any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s use or occupancy of the Premises other than for general business office purposes. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.9.

11.10                     The word “Prudential” alone or in any combination other than “Prudential Center” shall not be used by the Tenant for any purpose whatsoever. Tenant shall not use the words “Prudential Center” other than as part of the business address of Tenant and then only in such manner as will not appear to be part of Tenant’s name. Tenant shall not use the words “Prudential Center” in any manner which is undignified, confusing, detrimental or misleading in Landlord’s opinion and shall give no greater prominence to the words “Prudential Center” than to any other part of the business address of Tenant and shall give less prominence to the words “Prudential Center” than to Tenant’s name. The Tenant shall not utilize signage or advertising which contains (a) any description of the Prudential Center or the description of the location of the Premises other than “Prudential Center”, “at Prudential Center”, or an official street address such as “Boylston Street” or “Huntington Avenue” or a regional locator such as “Boston” or “Back Bay” and (b) any name of a building, space or area within the Prudential Center other than “Prudential Tower” if Tenant is located within the Prudential Tower in order to describe the location of the Premises.

In order to reduce peak-hour trip generation of employees at the Prudential Center, the Landlord encourages all employers at the Prudential Center to adopt flexible work schedules for its employees. The Landlord encourages all employers at the Prudential Center to participate in the Corporate Pass Program of the Massachusetts Bay Transit Authority which is designed to encourage the use of mass transit by persons working in Boston. As of June 1988, one hundred and twenty-five greater Boston companies provided subsidies for the purchase by their employees of monthly transit passes through this program with subsidies ranging from 10% to 100% of the cost of the transit pass. The provision of transit pass subsidies may also offer certain benefits to employers under tax law. The Landlord encourages all employers at the Prudential Center to participate in this program and to inform their employees of the benefits of using monthly transit passes.

11.11                     Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Prudential Center or interfere with Building construction or operation and shall be performed by vendors first approved by Landlord.

ARTICLE XII

ASSIGNMENT AND SUBLETTING

12.1                           RESTRICTIONS ON TRANSFER. Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of, and other equitable relief with respect to, the provisions hereof.

12.2                           EXCEPTIONS FOR AFFILIATED ENTITIES. Notwithstanding the foregoing provisions of Section 12.1 above and the provisions of Section 12.4 below, BUT subject to the provisions of Sections 12.5 and 12.7 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any controlling entity of Tenant or to any entity controlled by Tenant or to any entity under common control with Tenant (such parent or subsidiary entity or entity under common control with Tenant being hereinafter called a “Tenant Affiliate”) or to any corporation, limited liability partnership or limited liability company into which Tenant may be converted or with which it may merge, or to any entity purchasing all or substantially all of Tenant’s assets (each, a “Permitted Tenant Successor”), provided that (i) in the case of a Permitted Tenant Successor, the entity to which this Lease is so assigned or which so sublets the Premises has a net worth (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) equal to the net worth of the Tenant immediately before such transaction, and (ii) in the case of an assignment to a Tenant Affiliate or a Permitted Tenant Successor, such Tenant Affiliate or a Permitted Tenant Successor shall execute an assumption agreement in form and substance reasonably acceptable to Landlord whereby such entity agrees to assume and be bound by all of Tenant’s obligations under this Lease. If any Tenant Affiliate to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a Tenant Affiliate within one (1) year after such assignment or sublease, and if such cessation was contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent, except to the extent that such cessation leads to the assignee or sublessee becoming a Permitted Tenant Successor, or otherwise being a Permitted Tenant Successor, satisfying the requirements for waiver of Landlord’s consent set forth above.

12.3                           LANDLORD’S TERMINATION RIGHT. Notwithstanding the provisions of Section 12.1 above, but subject to the exceptions set forth in Section 12.2 above, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises, Tenant shall give Landlord a Recapture Offer, as hereinafter defined.

For the purposes hereof a “Recapture Offer” shall be defined as a notice in writing from Tenant to Landlord which:

	(a)	States that Tenant desires to sublet the Premises, or a portion thereof, or to assign its interest in this Lease.

	(b)	Identifies the affected portion of the Premises (“Recapture Premises”).

	(c)	Identifies the period of time (“Recapture Period”) during which Tenant proposes to sublet the Recapture Premises or to assign its interest in the Lease.

	(d)	Identifies the rental rate of the proposed subletting or assignment.

(e)

Offers to Landlord to terminate the Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in the Lease or a subletting for the remainder of the Term of the Lease) or to suspend the Term of the Lease PRO TANTO in respect of the Recapture Period (i.e. the Term of the Lease in respect of the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be reduced in proportion to the ratio of the Rentable Floor Area of the Recapture Premises to the Rentable Floor Area of the Premises then demised to Tenant and at the expiration of the Recapture Period the Recapture Premises will be returned to Tenant under the terms of the Lease).

Landlord shall have thirty (30) days from Landlord’s receipt of the Recapture Offer to accept a Recapture Offer (the “Acceptance Period”). In the event that Landlord shall not timely exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section, the provisions of Sections 12.4-12.7 shall be applicable. This Section 12.3 shall not be applicable to an assignment or sublease pursuant to Section 12.2.

12.4

CONSENT OF LANDLORD. Notwithstanding the provisions of Section 12.1 above, BUT subject to the provisions of this Section 12.4 and the provisions of Sections 12.5, 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination or suspension right as set forth in Section 12.3, or shall have failed to give any or timely notice under Section 12.3, then for a period of ninety (90) days (i) after the receipt of Landlord’s notice stating that Landlord does not elect the termination or suspension right, or (ii) after the expiration of the thirty (30) day period referred to in Section 12.3 in the event Landlord shall not give any or timely notice under Section 12.3, as the case may be, Tenant shall have the right to assign this Lease or sublet the whole or any part of the Premises in accordance with Tenant’s notice to Landlord given as provided in Section 12.5 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)

the proposed assignee or subtenant is a Restricted Complex Occupant, as hereinafter defined, or is (or within the previous sixty (60) days has been) in active negotiation (evidenced by (i) a proposal from Landlord or a PruOwner to the Tenant, or vice versa, or (ii) a letter of intent executed by Landlord or a PruOwner and/or such proposed assignee or subtenant)with Landlord for premises in the Building or elsewhere in the Prudential Center or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(b)	in Landlord’s reasonable judgment, the proposed assignee or subtenant is not of good character and reputation, or

(c)

the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required (recognizing that Tenant remains liable under this Lease), or

(d)	the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.2 hereof, or

(e)

the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Operating Expenses for the Building beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f)	there shall be existing an Event of Default (defined in Section 15.1), or

(g)	intentionally omitted, or

(h)

any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or

(i)

the holder of any mortgage or ground lease on property which includes the Premises, which holder has approval rights over the proposed assignment or sublease, does not so approve the proposed assignment or sublease (Landlord agreeing to use good faith efforts to obtain such approval before Landlord refuses its consent based on this Section 12.4(i)); or

(j)

due to the identity or business of a proposed subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space in the Building or elsewhere in the Prudential Center.

For the purposes hereof a “Restricted Complex Occupant” shall be defined as any tenant or subtenant of the Building or any other building in the Prudential Center Complex (which other building is then owned by Landlord or an affiliate of Landlord) other than one who satisfies all three of the following criteria: (i) such tenant or subtenant desires to sublease the Recapture Premises for expansion purposes only, and (ii) such tenant or subtenant will not, either directly or indirectly, cause a vacancy in the premises which it then occupies in the Building or elsewhere in the Prudential Center Complex, and (iii) such tenant or subtenant’s need, as to size of premises and length of term cannot then (i.e. at the time that Tenant requests Landlord’s consent to a sublease or assignment to such tenant or subtenant) be satisfied by Landlord or its affiliates in the Prudential Center Complex.

12.5

TENANT’S NOTICE. Tenant shall give Landlord prior notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 12.4, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 12.4 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 12.4, all other information necessary to make the determination referred to in Section 12.4 above and (e) in the case of a proposed assignment or subletting pursuant to Section 12.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.2.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign the whole or any part of the Premises pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 12.3 shall be applicable.

12.6

PROFIT ON SUBLEASING OR ASSIGNMENT. In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 12.2 hereof or an assignment in conjunction with a bona fide transfer of either a significant portion of Tenant’s assets or a significant portion of the assets of Tenant’s business division located at the Premises) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any shall be paid to Landlord.

The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent, Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to rent concessions, brokerage commissions, marketing costs, legal fees, Landlord review fees, permitting costs and alteration allowances, in each case actually paid) as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

12.7	ADDITIONAL CONDITIONS.

(A) It shall be a condition of the validity of any assignment or subletting permitted under Section 12.2 above, or consented to under Section 12.4 above, that both Tenant and the assignee or sublessee agree directly with Landlord in a separate written instrument reasonably satisfactory to Landlord which contains terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the Annual Fixed Rent, Additional Rent, and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree on a pro rata basis to be so bound) including the provisions of Sections 12.1 through 12.7 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the assignment or sublease shall be terminated.

(B)           As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

(C)           If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect Annual Fixed Rent, Additional Rent, and other charges from the assignee, sublessee or occupant and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 12.1 through 12.7 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D)          No assignment or subletting under any of the provisions of Sections 12.2 or 12.4 shall in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting in accordance with the provisions of this Article XII.

(E)           Without limiting Tenant’s obligations under Article IX, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

ARTICLE XIII

INDEMNITY AND COMMERCIAL GENERAL LIABILITY INSURANCE

13.1

TENANT’S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising from or claimed to have arisen from any breach of this Lease by Tenant or any act, omission or negligence of Tenant, or Tenant’s contractors, licensees, invitees, agents, servants, independent contractors or employees; any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises after the date that possession of the Premises is first delivered to Tenant and until the end of the Lease Term and thereafter, provided that during any such period after the Lease Term Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; or any accident, injury or damage occurring outside the Premises but within the Building, the Garage or on the Prudential Center, where such accident, injury or damage results, or is claimed to have resulted, from an act, omission or negligence on the part of Tenant or Tenant’s contractors, licensees, invitees, agents, servants, independent contractors or employees.

This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

13.1A.

LANDLORD’S INDEMNITY OF TENANT .. Landlord, subject to the limitations on Landlord’s liability contained elsewhere in this Lease, agrees to hold Tenant harmless and to defend, exonerate and indemnify Tenant from and against any and all claims, liabilities, or penalties asserted by or on behalf of any third party for damage to property or injuries to persons sustained or occurring in the Building to the extent arising from the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.

This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

13.2

COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability written on an occurrence basis with a broad form comprehensive liability endorsement under which Landlord and Landlord’s managing agent (and such other persons as are in privity of estate with Landlord and Landlord’s managing agent as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord and Landlord’s managing agent, and those in privity of estate with Landlord and Landlord’s managing agent, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Section 13.1 of this Article XIII, in the broadest form of such coverage from time to time available in the jurisdiction in which the Premises are located. Tenant shall use reasonable efforts to cause the issuer of each such policy to include a provision therein stating that the policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without thirty (30) days’ prior notice to Landlord, and a duplicate original or certificate thereof shall be delivered to Landlord. As of the Commencement Date hereof, the minimum limits of liability of such insurance shall be as specified in Section 1.2 and from time to time during the Lease Term for such higher limits, if any, as are carried customarily in the Greater Boston Area with respect to similar properties identified in writing to Tenant. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain and maintain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability, if applicable) and provide Landlord with evidence of the same. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

13.3

TENANT’S PROPERTY INSURANCE. Tenant, at Tenant’s expense, shall maintain at all times during the Term of the Lease business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively “Tenant’s Property”). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain builder’s risk insurance for the full insurable value of such work.

13.4

NON-SUBROGATION. Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance (or which would have been covered had such party carried the insurance required to be carried by it under the Lease) the to the extent of the indemnification received thereunder. This waiver of rights by Tenant shall apply to, and be for the benefit of, Landlord’s managing agent.

13.5

TENANT’S RISK. To the maximum extent that this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building, the Garage or the Prudential Center as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant.

13.6

LANDLORD’S INSURANCE. Landlord shall maintain so called All Risk property insurance on the Building at full replacement cost value and Commercial General Liability Insurance providing, on an occurrence basis, a minimum combined single limit of $5,000,000.00.

ARTICLE XIV

FIRE, CASUALTY AND TAKING

14.1

DAMAGE RESULTING FROM CASUALTY. In case during the Lease Term the Building is damaged by fire or casualty, and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time that repair work would commence as reasonably determined by Landlord, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

If during the last eighteen (18) months of the Lease Term (as it may have been extended), the Building shall be damaged by fire or casualty and such fire or casualty damage to the Premises cannot reasonably be expected to be repaired or restored within one hundred twenty (120) days from the time that repair or restoration work would commence as reasonably determined by Landlord, then Tenant shall have the right, by giving notice to Landlord not later than thirty (30) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

If the Building or any part thereof is damaged by fire or casualty and this Lease is not so terminated, or Landlord has no right to terminate this Lease, and in either such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Building as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building, Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant’s Property ) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess according to the nature and extent of the injury to the Premises shall be abated from the date of casualty until the Premises shall have been put by Landlord substantially into such condition. Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repairs and restoration any amount in excess of the net insurance proceeds.

Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed within ten (10) months from the date of the casualty, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow (but in no event beyond eighteen (18) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such one-year (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within such thirty (30) day period such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. The term “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction.

14.2

UNINSURED CASUALTY. Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within thirty (30) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to Tenant given within thirty (30) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

If the Building is damaged by fire or other casualty, and if (x) the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Building as part of the demised premises refuses to allow the net insurance proceeds to be applied to the restoration of the Building or (y) Landlord reasonably determines that the net proceeds of insurance shall be insufficient to pay for the cost of restoring the Building, then unless Landlord elects to supply the necessary funds to restore the Premises (which Landlord shall have no obligation to do), Landlord shall notify Tenant of such refusal or insufficiency in writing, whereupon Tenant may, at its election, terminate this Lease by notice given to Landlord within 30 days receiving such notification from Landlord, which notice shall specify the effective date of termination.

14.3

RIGHTS OF TERMINATION FOR TAKING. If the Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if so much of the Building or Prudential Center shall be so taken that continued operation of the Building would be uneconomic, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Premises as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be abated for the remainder of the Lease Term.

14.4

AWARD. Except as otherwise provided in this Section 14.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Prudential Center, and the Garage and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures so taken or relocation, moving and other dislocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XV

DEFAULT

15.1

TENANT’S DEFAULT. This Lease and the term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an “Event of Default” a “default of Tenant” or similar reference) shall occur and not be cured prior to the expiration of the grace period (if any) herein provided, as follows:

(a)

Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for ten (10) days after notice from Landlord thereof; or

(b)           Landlord having rightfully given the notice specified in (a) above to Tenant twice in any twelve (12) month period, Tenant shall fail thereafter to pay the Annual Fixed Rent, Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable; or

(c)           Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Article XII of this Lease; or

(d)           Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately jeopardize Landlord’s interest (such as, but without limitation, failure to maintain general liability insurance, or the employment of labor and contractors within the Premises which interfere with Landlord’s work, in violation of Sections 4.3, 9.3, 11.2 or 11.11) or a failure to observe the requirements of Section 11.2), and such failure continues for three (3) business days after notice from Landlord to Tenant thereof; or

(e)           Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(f)            The estate hereby created shall be taken on execution or by other process of law; or

(g)           Tenant shall make an assignment or trust mortgage arrangement, so-called, for the benefit of its creditors; or

(h)           Tenant shall judicially be declared bankrupt or insolvent according to law; or

(i)            a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction; or

(j)            any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within sixty (60) days after the institution of the same; or

(k)           Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding.

15.2         TERMINATION; RE-ENTRY. Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord’s agents or servants may give to Tenant a notice (hereinafter called “notice of termination”) terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

In addition or as an alternative to the giving of such notice of termination, Landlord or Landlord’s agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this Section 15.2, Tenant shall remain liable as hereinafter provided.

The words “re-enter” and “re-entry” as used throughout this Article XV are not restricted to their technical legal meanings.

15.3         CONTINUED LIABILITY; RE-LETTING. If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re- entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the Premises in the event that the Lease is terminated based upon a default by Tenant hereunder. Marketing of Tenant’s Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Prudential Center shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts.” In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the undisputed legal right to re-let the Premises free of any claim of Tenant, (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building.

15.4         LIQUIDATED DAMAGES. Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after the termination of this Lease under Section 15.2, above, and whether or not Landlord shall have colleced any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice and all expenses which Landlord may have incurred with respect to the collection of such damages, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re- leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice as reasonably determined by Landlord.

For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.4, the total rent shall be computed by assuming the Tax Excess under Section 6.2 and the Operating Cost Excess under Section 7.5 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

15.5         WAIVER OF REDEMPTION. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

15.6         LANDLORD’S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

The Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

16.1         WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder.

Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.2         CUMULATIVE REMEDIES. Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.3         QUIET ENJOYMENT. This Lease is subject and subordinate to all matters of record. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease (exclusive of any period during which Tenant is holding over after the expiration or termination of this Lease without the consent of Landlord), without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord’s interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners or successors in interest of Landlord’s interest under this Lease, including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

16.4         SURRENDER. (A) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B)           Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.5.

16.5         BROKERAGE.

(A)          Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof; and in the event any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the broker designated in Section 1.2 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify

Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)           Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the broker designated in Section 1.2 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection, subject to Tenant’s reasonable approval, and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

(C)           Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm designated in Section 1.2 hereof.

16.6         INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7         PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof.

16.8         RECORDING. Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s and Tenant’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

16.9         NOTICES AND TIME FOR ACTION. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at the address set forth on the first page of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of either party, or by Landlord’s managing agent on behalf of Landlord, shall be considered as given by Landlord or Tenant, as the case may be, and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10       WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

16.11       PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

16.12       RIGHTS OF MORTGAGEE.

(A)          This Lease shall be subject and subordinate to any mortgage now or hereafter on the Building (or any part thereof), and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that in the case of a future mortgage the holder of such mortgage agrees to recognize the right of Tenant to use and occupy the Premises and Tenant’s other rights hereunder, subject to such holder’s commercially reasonable limitations thereon which are commonly imposed or agreed to by institutional mortgagees of commercial real estate, upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such instruments of recognition from such mortgagee as Tenant may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord.

(B)           If any holder of a mortgage which includes the Premises, executed and recorded prior to the Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

(C)           Notwithstanding the foregoing, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from the Mortgagee(s) listed on Exhibit I, on such Mortgagee’s current standard form of agreement, with such commercially reasonable changes as Tenant may request and otherwise reasonably satisfactory to Tenant. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornment agreement with such commercially reasonable changes as Tenant may request and return the same to Landlord for execution by the Mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

16.13       RIGHTS OF GROUND LESSOR. If Landlord’s interest in property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, the holder of the ground lessor’s interest in such lease shall enter into a recognition agreement with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize the right of Tenant to use and occupy the Premises and Tenant’s other rights hereunder, subject to such ground lessor’s commercially reasonable limitations thereon, upon the payment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease.

16.14       NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the leased premises, no notice from Tenant to Landlord shall be effective as against such holder or ground lessor unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest). If any mortgage is listed on Exhibit I then the same shall constitute notice from the holder of such mortgage for the purposes of this Section 16.14.

16.15       ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)           That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect or shall physically take possession of the Premises; and

(b)           That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage or the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations under this Lease. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor. Tenant acknowledges that it has been informed by Landlord that Landlord has entered into certain agreements with its lenders (“Lenders”) which require it to include in this Lease (and requires Tenant to include in any sublease which may be permitted hereunder) the following provisions: (i) no rent payable under this Lease or under any such sublease may be based in whole or in part on the income or profits derived from the Premises or any subleased premises except for percentage rent based on gross (not net) receipts or sales; (ii) if Lenders succeed to the Landlord’s interests under this Lease and are advised by Lenders’ counsel that all or any portion of the rent payable under this Lease is or may be deemed to be unrelated business income within the meaning of the Internal Revenue Code of the 1986, as amended, or the regulations issued thereunder, Lenders may elect to amend unilaterally the calculation of rents under this Lease so that none of the rents payable to Lenders under this Lease will constitute unrelated business income, provided that such amendment will not increase the Tenant’s payment obligations or other liability under this Lease or reduce the Landlord’s obligations under this Lease; and (iii) if Lenders request, Tenant will be obligated to execute any document Lenders may deem necessary to effect the amendment of this Lease in accordance with the foregoing subsection (ii). Further, no Annual Fixed Rent or Additional Rent may be paid by Tenant more than thirty (30) days in advance except with Lenders’ prior written consent, and any such payment without such consent shall not be binding on Lenders.

16.16      STATUS REPORT AND FINANCIAL STATEMENTS. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, within ten (10) days after the request of Landlord made from time to time, will furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building or the Prudential Center, or any potential purchaser of the Premises, the Building, or the Prudential Center (each an “Interested Party”) a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, and any guarantor of Tenant’s obligations under this Lease, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this Section 16.16 may be relied upon by any Interested Party.

16.17      SELF-HELP. If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) days’ additional notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Fleet National Bank or its successor as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

16.18      HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) the Holdover Percentage, as hereinafter defined, of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. For the first sixty (60) days of such holding over, the Holdover Percentage shall be one hundred fifty percent (150%); from and after the sixty-first (61st) day of such holding over, the Holdover Percentage shall be two hundred percent (200%). In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.19      ENTRY BY LANDLORD. Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency), have the right to enter the Premises at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 4.1, 4.3, 7.1 and 7.2), and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the term of this Lease as it may have been extended and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees. Any such entry will be made subject to the provisions of Section 2.2 hereof.

16.20      TENANT’S PAYMENTS. Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within ten (10) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred eighty (180) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord’s consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

16.21      LATE PAYMENT. If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the “Outstanding Amount”) on or before the date ten (10) days after the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) three percent (3%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Fleet National Bank (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

16.22      COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23      ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24      LANDLORD LIABILITY. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Building, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any Trust of which any person from time to time holding Landlord’s interest is Trustee, nor any such Trustee, nor any member, manager, partner, director or stockholder nor Landlord’s managing agent shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is Trustee, or of any such Trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord’s managing agent, to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said Building, as aforesaid, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In no event shall Landlord ever be liable for any indirect or consequential damages or loss of profits or the like. In the event that Landlord shall be determined to have wrongfully withheld any consent or approval under this Lease, the sole recourse and remedy of the Tenant in respect thereof shall be to specifically enforce Landlord’s obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of the Tenant under this Lease or act as any termination of this Lease.

16.25      NO PARTNERSHIP. The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participationis hereby created.

16.26      SECURITY DEPOSIT. (A) Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of Five Hundred

Thousand and 00/100 ($500,000.00) Dollars and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 16.26, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the “Letter of Credit”). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a corporate credit rating from Standard and Poor’s Professional Rating Service of BBB- or a comparable minimum rating from Moody’s Professional Rating Service, (ii) be in a form reasonably acceptable to Landlord, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge and (v) permit presentment in Boston, Massachusetts. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is thirty (30) days subsequent to the scheduled expiration of this Lease (as the same may be extended) or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Section 16.26. Upon the occurrence of any Event of Default, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such Event of Default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 16.26. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 16.26, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

(B)  Reduction in Letter of Credit Amount. Notwithstanding anything herein to the contrary, commencing on the first Effective Reduction Date (as defined below), and continuing on each Effective Reduction Date thereafter occurring during the initial Term, the security required under Section 26.6(A) shall be automatically reduced by $50,000.00 provided (i) there has been no monetary Event of Default by Tenant under this Lease and (ii) Tenant has delivered to Landlord, at least fifteen (15) days before the Effective Reduction Date in question, Tenant’s most recent annual audited financial statement which statement shall, (x) if Tenant is then a publicly traded company, be for Tenant’s fiscal year immediately preceding the fiscal year in which the Effective Reduction Date occurs, together with the most recent so called 10Q statements filed by Tenant, or (y) if Tenant is not then a publicly traded company, be for Tenant’s fiscal year in which the Effective Reduction Date occurs, all of which statements shall be prepared in accordance with generally accepted accounting principles (collectively, “GAAP Financial Statement”), that shows, as of the date of said GAAP Financial Statement, that (1) Tenant’s minimum net worth, as determined in accordance with generally accepted accounting principles (“GAAP”), is at least $40,000,000.00 and (2) Tenant’s minimum cash flow from operations, as determined in accordance with GAAP, is at least $15,000,000.00. If any of the aforesaid conditions are not satisfied as of the Effective Reduction Date in question, then the security shall not be reduced by $50,000.00; provided, however, if the reduction does not occur as a result of a failure to satisfy the condition set forth in clause (i), then there shall be no further reduction in the amount of the security; and provided, further, if the reduction does not occur solely as a result of a failure to satisfy the condition set forth in clause (ii), then such failure shall not affect the automatic reduction for any subsequent Effective Reduction Date if all of the conditions are satisfied as of said subsequent Effective Reduction Date. For the purposes of this Section 16.26, the “Effective Reduction Date” shall be each anniversary of the Rent Commencement Date, commencing on the third (3rd) anniversary of the Rent Commencement Date, except that if Tenant is not then a publicly traded company, the Effective Reduction Date shall be the later of the applicable anniversary of the Rent Commencement Date or the date that Landlord receives the GAAP Financial Statement for the fiscal year in which such Effective Reduction Date occurs. Such reduction shall be accomplished by having Tenant provide Landlord with a substitute letter of credit in the reduced amount, or an amendment, in form reasonably satisfactory to Landlord, to the letter of credit then being held by Landlord reducing the amount thereof to the reduced amount.

16.27      GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

16.28      WAIVER OF TRIAL BY JURY. To induce Landlord to enter into this Lease, the Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

16.29      ROOFTOP ANTENNA.

Provided that Tenant notifies Landlord in writing of its desire to do  so on or before the first anniversary of the Commencement Date, Tenant shall have the right to use the Antenna Area, as hereinafter defined, to install one (1) satellite dish antenna (“Antenna”) for a period commencing as of the date that Tenant installs the Antenna, as hereinafter defined, in the Antenna Area (“Commencement Date in respect of the Antenna Area”) and terminating as of the last day of the Term, as such Term may be extended. The “Antenna Area” shall be an area on the roof of the Building designated by Landlord. Tenant, at Tenant’s cost, shall have the right to use, to the extent available, and install, if necessary, conduit between the Premises and the Antenna Area, provided that Tenant obtains Landlord’s prior written consent. Landlord agrees that it will not unreasonably withhold such consent. Tenant shall be permitted to use the Antenna Area solely for one (1) Antenna installed in accordance with specifications approved by Landlord in advance utilizing a frequency or frequencies and transmission power identified in such approved specifications which Tenant will be installing in the Antenna Area and no other frequencies or transmission power shall be used by Tenant without Landlord’s prior written consent. Such installation shall be designed in such manner as to be easily removable and so as not to damage the roof of the Building. The Antenna and any replacement shall be subject to Landlord’s approval. Tenant’s use of the Antenna Area shall be upon all of the conditions of the Lease, except as follows:

(A)          The Annual Fixed Rent in respect of the Antenna Area shall be the Fair Market Rental Value of the Antenna Area, as determined by Landlord in its reasonable discretion taking into consideration the rent charged by Landlord to other tenants in the Prudential Center for similar rooftop facilities, as of the Commencement Date in respect of the Antenna Area.

(B)           Tenant shall have no obligation to pay Tax Excess or Operating Expense Excess in respect of the Antenna Area.

(C)           Landlord shall have no obligation to provide any services to the Antenna Area.

(D)          Tenant shall have no right to make any changes, alterations, signs, decoration, or other improvements (which changes, alterations, signs, decoration or other improvements, together with the Antenna, are hereby collectively referred to as “Rooftop Installations”) to the Antenna Area or to the Antenna without Landlord’s prior written consent, which consent Landlord may hold it its sole discretion.

(E)           Tenant shall have no right of access to the roof of the Building unless Tenant has given Landlord reasonable advance notice and unless Tenant’s representatives are accompanied by a representative of Landlord. Landlord shall provide Tenant with 24-hour access to the Antenna Area, subject to Landlord’s reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord’s reasonable control. Tenant shall give Landlord reasonable advance written notice of the need for access to the Antenna Area (except that such notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the Antenna Area. Each notice for access shall be in the form of a work order referencing the lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other Rooftop Installations to be installed and evidence of Landlord’s approval thereof. In the event of an emergency, such notice shall follow within five (5) days after access to the Antenna Area.

(F)           At the expiration or prior termination of Tenant’s right to use the Antenna Area, Tenant shall remove all Installations (including, without limitation, the Antenna) from the Antenna Area.

(G)           Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of any Rooftop Installations.

(H)          Tenant shall have no right to sublet the Antenna Area.

(I)            No other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to benefit from the services provided by the Antenna other than Tenant.

(J)            In the event that Landlord performs repairs to or replacement of the roof, Tenant shall, at Tenant’s cost, remove the Antenna until such time as Landlord has completed such repairs or replacements. Tenant recognizes that there may be an interference with Tenant’s use of the Antenna in connection with such work. Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant’s use of the Antenna.

(K)          Any services required by Tenant in connection with Tenant’s use of the Antenna Area or the Antenna shall be installed by Tenant, at Tenant’s expense, subject to Landlord’s prior approval.

(L)           To the maximum extent permitted by law, all Rooftop Installations in the Antenna Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Rooftop Installations are damaged for any reason.

(M)         Tenant shall take the Antenna Area “as-is” in the condition in which the Antenna Area is in as of the Commencement Date in respect of the Antenna Area.

(N)          Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Antenna Area and the Antenna.

(O)          Landlord shall have the right, upon thirty (30) days notice to Tenant, to require Tenant to relocate the Antenna Area to another area (“Relocated Rooftop Area”) on the roof of the Building suitable for the use of Rooftop Installations. In such event, Tenant shall, at Landlord’s cost and expense, on or before the thirtieth (30th) day after Landlord gives such notice, relocate all of its Rooftop Installations from the Antenna Area to the Relocation Rooftop Area.

(P)           In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate Rooftop Installations in any portion of the Antenna Area until (x) Tenant shall have obtained Landlord’s prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant’s plans and specifications for the placement and installation of the Rooftop Installations in the Premises, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Rooftop Installations. The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant’s plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant’s intended placement or method of installation or operation of the Rooftop Installations (i) may subject other licensees, tenants or occupants of the Building, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the Rooftop Installations, if any, (iii) does not complement (in Landlord’s bona fide business judgment, which shall not, however, require Tenant to incur unreasonable expense) the design and finish of the Building, (iv) may damage the structural integrity of the Building or the roof thereof, or (v) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the Rooftop Installations.

(Q)          In addition to the indemnification provisions set forth in the Lease which shall be applicable to the Antenna Area, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Antenna Area.

(R)           Landlord shall have the right to designate or identify the Rooftop Installations with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Rooftop Installations.

(S)           (i)            Tenant recognizes that Landlord may wish to (and Landlord hereby reserves the right to) install a central Building system (the “Central Building System”) capable of, among other things, providing Tenant with the type of service (to be) provided by Tenant’s Rooftop Installations. If Landlord elects to install the Central Building System, and provided that the Central Building System provides Tenant with service equivalent to the service which had been provided by Tenant’s Rooftop Installations, then (i) Tenant shall, upon Landlord’s request and at Tenant’s expense, remove its Rooftop Installations and other Alterations (including any existing cabling) from the Building and repair any damage caused their installation or removal, (ii) Tenant may, at Tenant’s expense and subject to the provisions of this Agreement (including, without limitation, subparagraph P hereof), have access to and use (and tie into) the Central Building System for the uses permitted hereunder, and (ii) commencing upon Tenant’s use of the Central Building System and continuing thereafter throughout the term, the Yearly Rent payable hereunder shall be adjusted to include that which is reasonably designated by Landlord from time to time based upon Landlord’s determination of the fair market value of the access rights to the Central Building System granted herein, such amount to be (x) competitive with amounts then being charged by other landlords in the Boston area for similar services and (y) in no event greater than the rent that Tenant would have been paying pursuant to this Section 16.29 if Landlord had not exercised its rights under this Section 16.29(S).

(ii)           Landlord shall maintain, repair or replace the Central Building System, in accordance with the standards for the repair and maintenance of such systems generally prevailing in the industry from time to time, so as to eliminate any material interruption or other adverse effects caused by malfunction, damage or destruction of the Central Building System, the cost of which shall be borne by Tenant if the problem was caused by the act or omission of Tenant or its agents, contractors or employees. Notwithstanding the foregoing, Landlord’s obligation to maintain, repair or replace the Central Building System shall apply only to the extent necessary to reach premises in the Building that are then used by tenants after the malfunction, damage or destruction or that, if damaged or destroyed, will be again used by tenants upon the completion of restoration or repair thereof. In no event shall Tenant have any claim or right to make any claim against Landlord whatsoever for any damages, including,  without limitation, consequential or incidental damages, or lost  profits, in any such circumstance.

16.30       SIGNAGE.

(A)          Landlord shall provide building standard signage in the standard graphics for the Building listing Tenant and any permitted subtenant or assignee of Tenant (i) on the primary non-electronic directory(ies) for the Building, and (ii) at the entrance to the Premises. The initial listing of Tenant’s name shall be at Landlord’s expense. Any changes or additions to such directory(ies) or signage shall be at Tenant’s cost and expense.

(B)           Landlord shall permit Tenant, any permitted subtenant or assignee of Tenant, and their key employees to be listed on any electronic directory installed by Landlord in the Building (Tenant acknowledging that Landlord has no obligation to install an electronic directory) at no charge to Tenant.

16.31       STORAGE SPACE; GENERATOR SPACE.

(A)          Tenant shall have the right, by written election given to Landlord not more than one hundred twenty (120) days after the Commencement Date, to license up to 1500 rentable square feet in the aggregate of dry storage space (“Storage Space”) at a location or locations designated by Landlord within the Prudential Center. The Storage Space need not be contiguous, but each portion of the Storage Space must be useable for storage purposes for items typically stored in connection with office uses. Tenant shall pay a fee for such Storage Space at the rate of $15.00 per rentable square foot per annum, increased by the increase in the Consumer Price Index every three (3) years. Tenant shall not be obligated to pay Operating Expense Excess or Tax Excess with respect to such Storage Space. Landlord shall not be obligated to provide any services to such Storage Space. Upon Tenant’s election to license such Storage Space, the parties shall enter into Landlord’s standard form of license agreement therefor.

(B)           Tenant shall have the right, by written election given to Landlord not more than one hundred twenty (120) days after the Commencement Date, to license up to 36 rentable square feet of space for an emergency generator (“Generator Space”) at a location designated by Landlord within the Prudential Center. Tenant shall pay a fee for such Generator Space at the rate of $20.00 per rentable square foot per annum, increased by the increase in the Consumer Price Index every three (3) years. Tenant shall not be obligated to pay Operating Expense Excess or Tax Excess with respect to such Generator Space. Landlord shall not be obligated to provide any services to such Generator Space. Any generator to be installed by Tenant in the Generator Space shall be subject to Landlord’s reasonable approval, and Tenant shall be responsible for the installation and maintenance thereof in accordance with all applicable laws, including without limitation obtaining and maintaining any required permits. Upon Tenant’s election to license such Generator Space, the parties shall enter into Landlord’s standard form of license agreement therefor.

16.32       ARBITRATION Any disputes relating to (i) provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein (i.e., disputes under Articles IV ), or (ii) the withholding of consent or approval where a “reasonableness” standard is specifically required by this Lease, shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the Supreme Court of Suffolk County, Massachusetts; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the Commonwealth of Massachusetts by certified mail or by personal service provided in accordance with the provisions of Section 16.9, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof.

EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.2 above.

WITNESS:		LANDLORD:

BP PRUCENTER ACQUISITION LLC

		By:	Boston Properties Limited Partnership,
a Delaware limited partnership
Its: Member

			By:	Boston Properties, Inc.,
a Delaware corporation
			Its:	General Partner

Name:

Its:
Hereunto duly authorized

		TENANT:		THE FIRST MARBLEHEAD
CORPORATION
ATTEST:

By		By

Name		Name

Title	SECRETARY (OR ASSISTANT SECRETARY)	Title		PRESIDENT (OR VICE PRESIDENT)
HEREUNTO DULY AUTHORIZED

By

Name

		Title		TREASURER (OR ASSISTANT TREASURER)
HEREUNTO DULY AUTHORIZED

(CORPORATE SEAL)

EXHIBIT A

LEGAL DESCRIPTION

PRUDENTIAL CENTER

PARCEL 1

That certain parcel of registered land located in the City of Boston, Suffolk County, Massachusetts, shown as Lot 12 on a Plan entitled “Subdivision Plan of Land in Boston, Massachusetts, Suffolk County, being a subdivision of L.C.C. 28611D Lot 8” (Nine (9) Sheets), dated March 6, 1998 on file with the Suffolk County Registry District of the Land Court as Land Court Plan No. 28611E.

PARCEL 2 AND PARCEL 3

Those two certain parcels of unregistered land located in the City of Boston, Suffolk County, Massachusetts, shown on a Plan entitled “Plan of Land in Boston, Massachusetts, Suffolk County,” dated June 25, 1998, prepared by Cullinan Engineering Co., Inc. and recorded with the Suffolk County Registry of Deeds in Book 22643, Page 112.

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EXHIBIT A-1

PLAN DEPICTING THE PRUDENTIAL CENTER

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EXHIBIT B

PRUDENTIAL CENTER

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1.             Floor plan indicating location of partitions and doors (details required of partition and door types).

2.             Location of standard electrical convenience outlets and telephone outlets.

3.             Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.             Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.             Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.             Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7.             Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.             Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.             Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.           Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.           Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12.           Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

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13.           Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.           Location of any special soundproofing requirements.

15.           All drawings to be uniform size (30" X 42") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

16.           Drawing submittal shall include one sepia and one blue line print of each drawing.

17.           Provide all other information necessary to obtain all permits and approvals for Landlord’s Work.

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EXHIBIT B-1

PRUDENTIAL CENTER

PLANS AND CONSTRUCTION SCHEDULE

Permit/GMP Plans (i.e., a set of plans sufficiently detailed to permit Landlord to apply for all permits and approvals necessary for the performance of Landlord’s Work and to permit Landlord to obtain guaranteed maximum price bid(s) for the cost of Landlord’s Work). These plans will also be used to generate the list of, and associated costs for, long lead time items.

Already submitted and approved, subject to the terms and conditions set forth in a letter from Landlord to Tenant dated August 22, 2003

Construction Drawings (i.e., full construction drawings for the performance of Landlord’s Work, based on the approved GMP Plans)	September 15, 2003

Long Lead Items Release Date	September 8, 2003

Authorization to Proceed Date	September 15, 2003

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EXHIBIT C

PRUDENTIAL TOWER, BOSTON, MA

LANDLORD SERVICES

I.                                         CLEANING:

Cleaning and janitor services as provided below:

A.                                   OFFICE AREAS:

DAILY:       (Monday through Friday, inclusive, holidays excepted).

1.                                       Empty all waste receptacles and ashtrays and remove waste material from the Premises; wash receptacles as necessary.

2.                                       Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3.                                       Vacuum all rugs and carpeted areas.

4.                                       Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

5.                                       Wash clean all water fountains and sanitize.

6.                                       Move and dust under all desk equipment and telephones and replace same (but not computer terminals, specialized equipment or other materials).

7.                                       Wipe clean all chrome and other bright work.

8.                                       Hand dust grill work within normal reach.

9.                                       Main doors to Premises shall be locked and lights shut off upon completion of cleaning.

WEEKLY:

1.                                       Dust coat racks and the like.

2.                                       Spot clean entrance doors, light switches and doorways.

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QUARTERLY:

1.                                       Render high dusting not reached in daily cleaning to include:

a)              dusting all pictures, frames, charts, graphs and similar wall hangings.

b)             dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

c)              dusting all pipes, ducts and moldings.

d)             dusting of all vertical blinds.

e)              dust all ventilating, air conditioning, louvers and grills.

2.                                       Spray buff all resilient floors.

B.                                     LAVATORIES:

DAILY:       (Monday through Friday, inclusive, holidays excepted).

1.                                       Sweep and damp mop.

2.                                       Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

3.                                       Wash both sides of all toilet seats.

4.                                       Wash all basins, bowls and urinals.

5.                                       Dust and clean all powder room fixtures.

6.                                       Empty and clean paper towel and sanitary disposal receptacles.

7.                                       Remove waste paper and refuse.

8.                                       Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord.

MONTHLY:

1.                                       Machine scrub lavatory floors.

2.                                       Wash all partitions and tile walls in lavatories.

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3.                                       Dust all lighting fixtures and grills in lavatories.

C.                                     MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS:

DAILY:       (Monday through Friday, inclusive, holidays excepted).

1.                                       Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

2.                                       Clean elevators, wash or vacuum floors, wipe down walls and doors.

3.                                       Spot clean any metal work inside lobbies.

4.                                       Spot clean any metal work surrounding building entrance doors.

5.                                       Sweep all stairwells and dust handrails.

MONTHLY:

1.                                       All resilient tile floors in public areas to be spray buffed.

D.                                    WINDOW CLEANING:

All exterior windows shall be washed on the inside no less than two (2) times per year and on the outside no less than three (3) times per year.

II.                                     HVAC:

A.                                   Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lightning and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

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i)                                         Cooling season indoor conditions of not in excess of 78 degrees Fahrenheit when outdoor conditions are 91 degrees Fahrenheit drybulb and 73 degrees Fahrenheit wetbulb.

ii)                                      Heating season minimum room temperature of 72 degrees Fahrenheit when outdoor conditions are 6 degrees Fahrenheit drybulb.

B.                                   Landlord shall provide heating, ventilating and air conditioning as normal seasonal charges may require during Normal Building Operating Hours (8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours, Landlord shall use landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, as additional rent, upon receipt of billing, a sum equal to the cost incurred by Landlord.

III.                                 ELECTRICAL SERVICES:

A.                                 Landlord shall provide electric power for a combined load of 6.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

B.                                   Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120, or for any other usage in excess of 6.0 watts per square foot.

C.                                   Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.

IV.                                 ELEVATORS:

Provide  passenger elevator service.

V.                                     WATER:

Provide hot water for lavatory purposes and cold water for drinking, lavatory and

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toilet purposes.

VI.                                 CARD ACCESS SYSTEM:

Landlord will provide a card access system at one entry door of the building.

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EXHIBIT D

FLOOR PLAN

[schematic diagram of floor plan]

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EXHIBIT E

FORM OF COMMENCEMENT DATE AGREEMENT

Reference is made to that certain Lease by and between                                         , a(n)                                         , Landlord and                                                             , a(n)                                             , Tenant, and dated                                                     .

Landlord and Tenant hereby confirm and agree that the Commencement Date under the Lease is                                             and that the Lease Term is                                      .

This Commencement Date Agreement is executed as a sealed instrument as of                             , 20      .

LANDLORD:	,

a(n)

By:

By:

By:

Name:

Title:

TENANT:			,

a(n)

By:

Name:

Title:
Name (print):

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EXHIBIT F

LOCATION OF RESERVED PARKING STALLS

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EXHIBIT G

INTENTIONALLY OMITTED

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EXHIBIT H

BROKER DETERMINATION OF PREVAILING MARKET RENT

Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.             TENANT’S REQUEST. Tenant shall send a notice to Landlord in accordance with Section 3.2 of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Downtown Boston and Back Bay Markets, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.             LANDLORD’S RESPONSE. Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above.

3.             SELECTION OF THIRD BROKER. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4.             RENTAL VALUE DETERMINATION. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the Extended Term. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said Extended Term if so determined, (y) shall take into account the as-is condition of the Premises and (z) shall take account of, and be expressed in relation to, the payment in respect of taxes and operating costs and provisions for paying for so-called tenant electricity as contained in the Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the “Prevailing Market Rent”.

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5.             RESOLUTION OF BROKER DEADLOCK. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.

6.             COSTS. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker.

7.             FAILURE TO SELECT BROKER OR FAILURE OF BROKER TO SERVE. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant’s broker shall alone make the determination of the Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Greater Boston Real Estate Board (or such organization as may succeed to the Greater Boston Real Estate Board) to designate the third broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Greater Boston Real Estate Board, as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Greater Boston Real Estate Board, and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

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EXHIBIT I

LIST OF MORTGAGES

Mortgage, dated 6/30/98, recorded in the Suffolk County Registry of Deeds at Book 22643, Page 183, made by Landlord to The Northwestern Mutual Life Insurance Company, having an address at 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attn: Real Estate Investment Department, with a copy to The Northwestern Mutual Life Insurance Company, Suite 700, 1133 20th Street, N.W., Washington, DC 20036, Attn: Mr. John Kraus; and Teachers Insurance and Annuity Association of America, having an address at 730 Third Avenue, New York, New York 10017, Attn: Ms. Joan Herman; and New York Life Insurance Company, having an address at 51 Madison Avenue, New York New York 10010, Attn: Real Estate Department: Mortgage Loan Administration Unit.

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The Prudential Tower
Prudential Center
Boston, Massachusetts 02199
(the “Building”)

FIRST AMENDMENT

Execution Date:  October 7, 2004

	LANDLORD:	BP Prucenter Acquisition LLC

	TENANT:	The First Marblehead Corporation, a Delaware corporation

	EXISTING PREMISES:	The entirety of the thirty-fourth (34th) floor of the Building, containing 26,296 rentable square feet, in accordance with the floor plan annexed to the Lease as Exhibit D

ORIGINAL LEASE DATA	DATE OF LEASE:	September 5, 2003

	COMMENCEMENT DATE OF EXISTING PREMISES:	December 1, 2003

	RENT COMMENCEMENT DATE OF EXISTING PREMISES:	April 1, 2004

	TERMINATION DATE:	March 31, 2014

	PREVIOUS LEASE AMENDMENTS:	None

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FIRST AMENDMENT PREMISES:

The entirety of the twenty-ninth (29th) floor of the Building, containing 25,676 rentable square feet, substantially as shown on Exhibit A, First Amendment, Sheet 1, a copy of which is attached hereto and incorporated by reference herein

WHEREAS, Tenant desires to lease additional Premises from Landlord, to wit, the First Amendment Premises;

WHEREAS, Landlord is willing to lease the First Amendment Premises to Tenant on the terms and conditions hereinafter set forth;

NOW THEREFORE, the above-described lease (the “Lease”) is hereby amended as follows:

1.             DEMISE OF THE FIRST AMENDMENT PREMISES

Landlord hereby demises and leases to Tenant and Tenant hereby hires and takes from Landlord, the First Amendment Premises for a Term commencing as of the CD, as hereinafter defined in Paragraph 1.A, and terminating as of March 31, 2014 (“Termination Date”).  Said demise of the First Amendment Premises shall be upon all of the terms and conditions of the Lease (including, without limitation, (i) Tenant’s obligation to pay Annual Fixed Rent, as hereinafter provided, (ii) Tenant’s obligation to pay Tax Excess, in accordance with Section 6.2 of the Lease, and (iii) Tenant’s obligation to pay Operating Cost Excess, in accordance with Section 7.5 of the Lease), except as follows:

A.            The Commencement Date in respect of the First Amendment Premises (“CD”) shall be the first to occur of (a) the day on which the First Amendment Premises are deemed to be substantially completed, as defined in Section 4.1(C) of the Lease, based upon the performance of Landlord’s First Amendment Premises Work, as defined in Section 2 below, or (b) the date upon which Tenant commences use of the First Amendment Premises for business purposes (the parties hereby agreeing that the installation of Tenant’s furniture, fixtures and equipment shall not be considered to be business purposes).

B.            The Rent Commencement Date in respect of the First Amendment Premises (“RCD”) shall be the date six (6) months after the CD (“Fixed Rent Abatement Period”) (i.e., Tenant shall have no obligation to pay Annual Fixed Rent during the first (1st) six (6) months of the Term of the Lease in respect of the First Amendment Premises (“Abated Fixed Rent “).  Notwithstanding anything to the contrary herein contained, if Tenant defaults at any time during the Term of the Lease and fails to cure such default

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within any applicable cure period under the Lease, all Abated Fixed Rent shall immediately become due and payable.  The payment by Tenant of the Abated Fixed Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity.  During the Fixed Rent Abatement Period, only Annual Fixed Rent payable in respect of the First Amendment Premises shall be abated, and Tax Excess, Operating Cost Excess and all other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.  In the event that Tenant pays to Landlord the Abated Fixed Rent in accordance with this Paragraph 1(B), then the monthly installments of Annual Fixed Rent thereafter (i.e., after Tenant makes such payment) payable by Tenant during the remainder of the initial Term of the Lease shall be reduced by the Monthly Abated Fixed Rent Reduction, as hereinafter defined.  The “Monthly Abated Fixed Rent Reduction” shall be defined as the amount of Abated Fixed Rent actually paid by Tenant to Landlord, amortized a straight-line basis in equal monthly installments over the remainder of the initial Term of the Lease.

C.            No Annual Fixed Rent shall be payable in respect of the First Amendment Premises prior to the RCD.  The Annual Fixed Rent payable in respect of the First Amendment Premises for the period from and after the RCD shall be as follows:

Time Period	Rent PSF	Annual Fixed Rent	Monthly Payment

RCD through the date 55 months(1) after the CD:	$39.50	$1,014,202.00	$84,516.84

The date 55 months after the CD through March 31, 2014:	$43.50	$1,116,906.00	$93,075.50

D.            Base Operating Expenses in respect of the First Amendment Premises means Operating Expenses for the Building for calendar year 2005 (that is the period beginning January 1, 2005 and ending December 31, 2005).

E.             Base Taxes in respect of the First Amendment Premises means Landlord’s Tax Expenses for fiscal tax year 2005 (that is the period beginning July 1, 2004 and ending June 30, 2005).

F.             In accordance with the provisions of Section 2.1 of the Lease, Landlord shall have no right to relocate the First Amendment Premises prior to the third (3rd) anniversary of the Rent Commencement Date in respect the Existing Premises.

(1) The fixed rent adjustment date shall occur in the 55th month after the CD on the same day of the month as the CD occurs.  For example, if the CD occurs on January 15, 2005, then the Annual Fixed Rent shall be increased from $1,014,202.00 to $1,116,906.00 effective as of July 15, 2009.

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G.            Tenant’s Extension Options as set forth in Section 3.2 of the Lease, shall apply to the First Amendment Premises.  The parties hereby acknowledge that Tenant’s Extension Options may be exercised with respect to (i) both the Existing Premises and the First Amendment Premises, (ii) only the Existing Premises, or (iii) only the First Amendment Premises.  If Tenant exercises its option to extend the Term of the Lease for an Extended Term pursuant to Section 3.2 of the Lease, then the Term of the Lease shall be extended with respect to premises set forth in Tenant’s notice.  In the event Tenant exercises said option with respect to only one of the premises, then the Term of the Lease shall expire with respect to the other premises on the then Termination Date.

H.            In the event that any of the provisions of the Lease are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

2.             CONDITION OF FIRST AMENDMENT PREMISES

Landlord shall perform the work (“Landlord’s First Amendment Premises Work”) necessary to prepare the First Amendment Premises for Tenant’s occupancy (including renovation of the bathrooms on the twenty-ninth (29th) floor) in accordance with all of the terms and conditions set forth in Article IV of the Lease and Exhibit B to the Lease, except as follows:

A.            Definitions.  With respect to Landlord’s First Amendment Premises Work, the terms set forth in this Paragraph 2.A shall be defined as follows:

• Authorization to Proceed Date:	September 28, 2004

• Estimated Commencement Date:	January 14, 2005

• Outside Completion Date:	January 14, 2006

• Tenant’s Construction Representative:	Robert Campbell

• Landlord’s Construction Representative:	Gretchen McGill

B.            Exhibit B-1.  Exhibit B-1, First Amendment, a copy of which is attached hereto shall apply to Landlord’s First Amendment Premises Work in lieu of Exhibit B-1 attached to the Lease.

C.            Tenant’s Termination Right in respect of First Amendment Premises.  Section 4.2 of the Lease shall have no applicability to the First Amendment Premises or Landlord’s First Amendment Premises Work, and in lieu thereof the following shall be substituted in its place:

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“If the Commencement Date in respect of the First Amendment Premises shall not have occurred on or before Outside Completion Date in respect of the First Amendment Premises (which Outside Completion Date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Force Majeure as defined in Section 14.1 of the Lease, as well as for any Tenant Delay as defined in Section 4.1(B) of the Lease, without limiting Landlord’s other rights on account thereof), Tenant shall have the right to terminate the Lease in respect of the First Amendment Premises only (i.e. Tenant’s termination right pursuant to this paragraph shall not affect Tenant’s demise of the Existing Premises) by giving notice to Landlord of Tenant’s desire to do so at any time before such completion and within the time period from the Outside Completion Date in respect of the First Amendment Premises (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date in respect of the First Amendment Premises (as so extended); and, upon the giving of such notice, the Term of the Lease in respect of the First Amendment Premises shall cease and come to an end, this First Amendment shall be void and without further force or effect, and without further liability or obligation on the part of either party under this First Amendment or with respect to the First Amendment Premises, unless, within thirty (30) days after receipt of such notice, the Commencement Date in respect of the First Amendment Premises occurs.  Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord’s First Amendment Premises Work, and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date in respect of the First Amendment Premises.  The remedies set forth in this paragraph are Tenant’s sole and exclusive rights and remedies based upon any delay in the performance of Landlord’s First Amendment Premises Work.”

E.             Special Allowance in Respect of First Amendment Premises.  Landlord shall provide to Tenant a special allowance in respect of the First Amendment Premises equal to $1,668,940.00, being the product of (i) $65.00 and (ii) the Rentable Floor Area of the First Amendment Premises (“First Amendment Tenant Allowance”).  The First Amendment Tenant Allowance shall be paid upon all of the same terms and conditions set forth in Section 4.4 of the Lease.  Landlord hereby acknowledges that Tenant may apply up to twenty percent (20%) of the First Amendment Tenant Allowance towards the payment of various “soft” costs (including, without limitation, wiring and cabling costs, telecommunications costs, business wire services costs, architectural and engineering fees, general construction fees and management fees) incurred by Tenant in connection with the preparation of the First Amendment Premises for Tenant’s occupancy.

F.             Bathroom Allowance in Respect of First Amendment Premises.  Landlord shall provide to Tenant an allowance to be used for the renovation of the bathrooms in the First Amendment Premises of up to $134,000.00 (“Bathroom Allowance”).  The Bathroom Allowance shall be paid upon all of the same terms and conditions set forth in Section 4.4 of the Lease, except that the only costs which may be reimbursed from the Bathroom Allowance shall be those costs related to the renovation of the bathrooms in the First Amendment Premises.

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G.            Potential Verizon Strike.  Section 4.1(C)(6) of the Lease shall have no applicability to Landlord’s First Amendment Premises Work.

H.            Payment of Tenant Plan Excess Costs.  Tenant shall be obligated to pay all Tenant Plan Excess Costs in respect of the Landlord’s First Amendment Premises Work in accordance with Section 4.5 of the Lease, except as follows:

(i)            Maximum Amount, as defined in Section 4.5 of the Lease, with respect to Landlord’s First Amendment Premises Work shall be $513,520.00 (being the product of (i) $20.00 and (ii) the Rentable Floor Area of the First Amendment Premises) rather than $525,920.00;

(ii)           In the second (2nd) paragraph of Section 4.5 of the Lease, (i) the phrase “one hundred twenty-three (123) months” is deleted and the phrase “the number of full calendar months between the RCD and March 31, 2014” is substituted in its place, and (ii) the phrase “one hundred twenty-three (123) monthly payments” is deleted and the phrase “in equal monthly payments” is substituted in its place; and

(iii)          The last sentence of the second (2nd) paragraph of Section 4.5 of the Lease is deleted in its entirety.

I.              Initial Fit Allowance.  Section 4.4(D) of the Lease shall have no applicability to Landlord’s First Amendment Premises Work.  However, Landlord agrees to provide Tenant with an allowance (“First Amendment Premises Fit Allowance”) of up to $2,567.60, being the product of ((i) $0.10 and (ii) the Rentable Floor Area of the First Amendment Premises toward the cost of the initial fit plans for the First Amendment Premises.

3.             RIGHT OF FIRST OFFER

A             Subject to the provisions of this Paragraph 3 (including, without limitation, Subparagraph F of this Paragraph 3), provided that at the time that any portion of the RFO Space, as hereinafter defined, first becomes available for reletting (i) there exists no “Event of Default” (defined in Section 15.1 of the Lease), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than twenty percent (20%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 12.2 of the Lease), Landlord agrees not to enter into a lease to relet such portion of the RFO Space without first giving to Tenant an opportunity to lease such space as hereinafter set forth.

B.            The “RFO Space” shall be defined as the twenty-sixth (26th) and twenty-seventh (27th) floors of the Building.  The RFO Space is presently leased to another tenant, The Gillette Company (“Gillette”), pursuant to a lease with Landlord, the term of which expires as of December 31, 2009, with Gillette having the right to further extend

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the term of such lease.  Any portion of the RFO Space shall be deemed to be “available for reletting” when Landlord, in its sole judgment, determines that: (x) such portion of the RFO Space will be vacated by Gillette, and anyone claiming through Gillette, and (y) Landlord intends to offer such area for lease.  Tenant acknowledges that Gillette may surrender the entire RFO Space to Landlord at the same time, or Gillette may surrender portions of the RFO Space at different times.  All portions of the RFO Space which are surrendered to Landlord at the same time shall be deemed to be available for reletting by Tenant at such time (i.e. and Tenant shall have the option to lease the entirety, but not less than the entirety, of the portions of the RFO Space so surrendered by Gillette).

C.            When Landlord determines that any portion of the RFO Space becomes so available for reletting, Landlord shall notify Tenant of the availability of such space, the date when Landlord estimates that the Commencement Date in respect of such portion of the RFO Space will occur, and Landlord’s designation of the Prevailing Market Rent applicable to such portion of the RFO Space (“Landlord’s Notice”).  If Tenant wishes to exercise Tenant’s right of first offer, Tenant shall do so, if at all, by giving Landlord notice (“Tenant’s RFO Exercise Notice”) of Tenant’s desire to lease the entire amount of such space on the terms set forth in this Paragraph 3 herein within fifteen (15) days after receipt of Landlord’s Notice to Tenant, time being of the essence.  If Tenant and Landlord do not agree upon the Prevailing Market Rent applicable to the RFO Space, then, provided that Tenant has timely given Tenant’s RFO Exercise Notice, Tenant shall have the right to submit such Prevailing Market Rent to Broker Determination in accordance with Exhibit H attached to the Lease.   If Tenant shall fail to timely give Tenant’s RFO Exercise Notice with respect to any portion of the RFO Space, time being of the essence in respect to such exercise, Tenant shall have no further right to lease such portion of the RFO Space.

D.            The leasing to Tenant of any portion of the RFO Space shall be upon all of the same terms and conditions of the Lease applicable to the Premises initially demised to Tenant, except as follows:

(1)           Commencement Date

The Commencement Date in respect of any portion of the RFO Space shall be the later of:  (x) the estimated Commencement Date in respect of such portion of the RFO Space as set forth in Landlord’s Notice, or (y) the date that Landlord delivers such portion of the RFO Space to Tenant.

(2)           Rent Commencement Date

The Rent Commencement Date in respect of any portion of the RFO Space shall be the earlier of: (x) the date ninety (90) days after the Commencement Date in respect of such portion of the RFO Space, or (y) the date that Tenant commences to use such portion of the RFO Space (or

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any portion of such portion of the RFO Space) for business purposes.

(3)           Termination Date

The Termination Date in respect of the RFO Space shall be the Termination Date of the Term of the Lease in respect of the Existing Premises.

(4)           Annual Fixed Rent

The Annual Fixed Rent in respect of such portion of the RFO Space shall be based upon the Prevailing Market Rent, as defined in Exhibit H attached to the Lease, of such portion of the RFO Space as of the Commencement Date in respect of such portion of the RFO Space.  Tenant may only request a Broker Determination of the Prevailing Market Rent at the time that Tenant unconditionally gives Tenant’s RFO Exercise Notice with respect to such portion of the RFO Space.  Without limiting any other factors which may be taken into account in determining such Prevailing Market Rent, such Prevailing Market Rent shall take into account: (x) the fact that the Rent Commencement Date in respect of such portion of the RFO Space may be ninety (90) days after the Commencement Date in respect of such portion of the RFO Space, and (y) the fact that, unless otherwise agreed to by the parties in writing, Tenant will, in accordance with Paragraph 3D(5), be taking the RFO Space “as-is”, without any obligation on the part of Landlord to provide any allowance or contribution to Tenant towards the preparation of such portion of the RFO Space for Tenant’s occupancy.   If the Broker Determination with respect to a Prevailing Market Rent has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Prevailing Market Rent, then Tenant shall pay Annual Fixed Rent and other charges under the Lease in respect of the premises in question based upon the Prevailing Market Rent designated by Landlord until either the agreement of the parties as to the Prevailing Market Rent, or the decision of the Brokers, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

(5)           Condition of RFO Space

Tenant shall take each portion of the RFO Space “as-is” in its then (i.e. as of the date of premises delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare such portion of the RFO Space for Tenant’s occupancy, and without any obligation on the part of Landlord to provide any allowance or

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contribution towards the preparation of such portion of the RFO Space for Tenant’s occupancy.

(6)           Parking

Landlord shall provide to Tenant one (1) unreserved parking space per 2,000 square feet of Rentable Floor Area of each portion of the RFO Space effective as of the Commencement Date in respect of such portion of the RFO Space.  Tenant shall not be entitled to any reserved parking spaces based upon its demise of the RFO Space.  Tenant’s use of such parking spaces shall be on all of the same terms and conditions as are applicable to the unreserved parking spaces provided to Tenant in connection with the Premises in initially demised to Tenant, as set forth in Article X of the Lease.

(7)           Base Years

Base Taxes in respect of each portion of the RFO Space shall be defined as Landlord’s Tax Expenses for the fiscal tax year in which the Commencement Date in respect of such portion of the RFO Space occurs. Base Operating Expenses in respect of each portion of the RFO Space shall be defined as Operating Expenses for the Building for the calendar year in which the Commencement Date in respect of such portion of the RFO Space occurs, adjusted to 95% occupancy in accordance with the provisions of Section 7.4 of the Lease.

E.             If Tenant shall exercise any such right of first offer and if, thereafter, the then occupant of any portion of the RFO Space wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, commencement of the term of Tenant’s occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant.  The failure of the then occupant of such premises to so vacate shall not constitute or default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or additional rent (or any portions thereof). However, Landlord agrees to use good faith efforts (which shall be limited to the commencement and prosecution of eviction proceedings but shall not require the taking of any appeal) to cause the then occupant of the RFO Space to vacate such space when its tenancy expires.

F.             Notwithstanding anything to the contrary herein contained, if the estimated Commencement Date with respect to an RFO Space is on or after the date which is three (3) years prior to the scheduled termination date of the Lease, then Tenant shall have no right to lease such RFO Space unless: (i) Tenant has the right, pursuant to Section 3.2 of the Lease, to extend the Term of the Lease in respect of both the Existing Premises and First Amendment Premises for at least one additional Extended Term which is not yet

9

lapsed unexercised, and (ii) Tenant, at the time that Tenant gives Tenant’s Exercise Notice with respect to such RFO Space, gives Tenant’s Extension Exercise Notice pursuant to Section 3.2 of the Lease, extending the Term of the Lease for such Extended Term in respect of both the Existing Premises and First Amendment Premises.  If Tenant exercises its right to extend the Term for such Extended Term pursuant to this Paragraph 3F, then, notwithstanding anything to the contrary in Section 3.2 or elsewhere in the Lease contained:

•      Landlord agrees that Tenant shall have the right to give Tenant’s Extension Exercise Notice with respect to such Extended Term prior to the date fifteen (15) months prior to the expiration of the Term of the Lease;

•      Tenant shall have no right to request, and Landlord shall not be required to give, Landlord’s Rent Quotation with respect to such Extended Term prior to the time that Tenant is required to give such Tenant’s Exercise Notice; and

•      Landlord may give Landlord’s Rent Quotation at any time after the date fifteen (15) months prior to the expiration of the Term of the Lease, but prior to the commencement of such Extended Term (Tenant hereby acknowledging that Tenant shall be deemed to unconditionally have exercised its right to extend the Term for such Extended Term in respect of both the Existing Premises and First Amendment Premises after it has given Tenant’s Extension Exercise Notice even though it has not received any Landlord’s Rent Quotation and the parties may not have entered into any negotiations as to the Annual Fixed Rent payable with respect to such Extended Term), and,  if Landlord has not already given Landlord’s Rent Quotation to Tenant, Landlord shall, within thirty (30) days after Landlord’s receipt of Tenant’s request therefore made after the date fifteen (15) months prior to the expiration of the Term of the Lease, give Landlord’s Rent Quotation to Tenant.

G.            Execution of Lease Amendments

Notwithstanding the fact that Tenant’s exercise of the above-described option to lease any portion of the RFO Space shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of any portion of the RFO Space, except that the Annual Fixed Rent payable in respect of such portion of the RFO Space may not be as set forth in such Amendment.  At the time that such Annual Fixed Rent is determined, the parties shall execute a written agreement confirming the same.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its right of first offer, unless otherwise specifically provided in such lease amendment.

4.             EXPANSION OPTION

Provided that there is no Event of Default by Tenant, Tenant shall have the option to lease the entirety of the twenty-eighth (28th) floor of the Building (“Expansion Area”).  The Expansion Area contains approximately 25,676 rentable square feet, and is

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substantially as shown on Exhibit A, First Amendment, Sheet 2.  Landlord hereby represents to Tenant that the Expansion Area is presently occupied by Constellation New Energy, Inc. (“Existing Occupant”) and the Landlord expects that the Expansion Area will be available for occupancy by Tenant as of January 1, 2010 because the Existing Occupant’s lease expires as of December 31, 2009.

A.            Exercise of Rights to Expansion Areas

Tenant may exercise its option to lease the Expansion Area by giving written notice (“Exercise Notice”) to Landlord on or before December 1, 2008.  If Tenant fails timely to give such notice, Tenant shall have no further right to lease such Expansion Area, time being of the essence of this Paragraph 4.  Upon the timely giving of such notice, Landlord shall lease and demise to Tenant, and Tenant shall hire and take from Landlord, such Expansion Area, without the need for further act or deed by either party, for the term and upon all of the same terms and conditions of this Lease, except as hereinafter set forth.

B.            Lease Provisions Applying to Expansion Area

The leasing to Tenant of the Expansion Area shall be upon all the same terms and conditions of the Lease except as follows:

(1)           Commencement Date

The Commencement Date in respect of the Expansion Area shall be the later of: (x) January 1, 2010, or (y) the date that the Existing Occupant, and anyone claiming under the Existing Occupant, vacates the Expansion Area and delivers the Expansion Area to Landlord.

(2)           Rent Commencement Date

The Rent Commencement Date in respect of the Expansion Area shall be the earlier of: (x) the date ninety (90) days after the Commencement Date in respect of the Expansion Area, or (y) the date that Tenant commences to use the Expansion Area (or any portion of the Expansion Area) for business purposes.

(3)           Annual Fixed Rent

Annual Fixed Rent in respect of the Expansion Area shall be based upon the Prevailing Market Rent, as defined in Exhibit H attached to the Lease, of the Expansion Area as of the Commencement Date in respect of the Expansion Area. Without limiting any other factors which may be taken into account in determining such Prevailing Market Rent, such Prevailing Market Rent shall take into account: (x) the fact that the Rent Commencement Date in respect of such portion of the Expansion Area may be ninety (90) days after the Commencement Date in respect of such portion of the

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Expansion Area, and (y) the fact that, unless otherwise agreed to by the parties in writing, Tenant will, in accordance with Paragraph 4B(6), be taking the Expansion Area “as-is”, without any obligation on the part of Landlord to provide any allowance or contribution to Tenant towards the preparation of such portion of the Expansion Area for Tenant’s occupancy.

(4)           Base Operating Expenses in respect of the Expansion Area means Operating Expenses for the Building for calendar year 2010, adjusted to 95% occupancy in accordance with the provisions of Section 7.4 of the Lease.

(5)           Base Taxes in respect of the Expansion Area means Landlord’s Tax Expenses for fiscal tax year 2010 (that is the period beginning July 1, 2009 and ending June 30, 2010).

(6)           Condition of Expansion Area

The Expansion Area shall be delivered by Landlord and accepted by Tenant “as-is”, in its then (i.e. as of the Commencement Date in respect of the Expansion Area), state of construction, finish and decoration, without any obligation on the part of Landlord to prepare or construct the Expansion Area for Tenant’s occupancy. In implementation of the foregoing, Landlord shall have no obligation to provide any allowance in respect of such Expansion Area.

C.            Notwithstanding the fact that Tenant’s exercise of the above-described expansion option shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the Expansion Area, except that the Annual Fixed Rent payable in respect of such Expansion Area shall not be as set forth in such Amendment. Subsequently, after such Annual Fixed Rent is determined, the parties shall execute a written agreement confirming the same.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of the herein expansion options, unless otherwise specifically provided in such lease amendment.

5.             ALLOCATION OF ELECTRICITY CHARGES IN RESPECT OF THE FIRST AMENDMENT PREMISES

The First Amendment Premises shall be separately metered for electricity, as part of Landlord’s First Amendment Premises Work, and Tenant shall pay for all electricity charges in respect of the First Amendment Premises directly to the supplier of the same.

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6.             SECURITY DEPOSIT

The parties hereby acknowledge that Landlord is holding a Letter of Credit in the amount of Five Hundred Thousand and 00/100 ($500,000.00) Dollars, pursuant to Section 16.26 of the Lease and subject to reduction in accordance with Section 16.26 of the Lease.  The parties hereby further acknowledge that Landlord shall continue to hold said Letter of Credit throughout the Term of the Lease, pursuant to and in accordance with said Section 16.26 of the Lease.

7.             PARKING PRIVILEGES IN RESPECT OF FIRST AMENDMENT PREMISES.

In addition to the Parking Privileges granted to Tenant pursuant to Article X of the Lease, Landlord shall provide to Tenant, in respect of the First Amendment Premises, monthly parking privileges (“Additional Parking Privileges”) in the Prudential Center Garage (the “Garage”) for seventeen (17) passenger automobiles for the parking of motor vehicles, fifteen (15) in unreserved stalls and two (2) in reserved stalls, in the Garage by Tenant’s employees commencing on the Commencement Date in respect of the First Amendment Premises.  Tenant’s reserved parking stalls shall be as shown on Exhibit B attached hereto.   Said Additional Parking Privilege shall be upon all of the same terms and conditions set forth in said Article X, except that the second (2nd), third (3rd) and fourth (4th) sentences of Section 10.1 of the Lease shall not apply to the Additional Parking Privileges.

8.             SIGNAGE

Tenant shall have the right, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, to install a logo sign in the twenty-ninth (29th) floor elevator lobby.  The parties hereby acknowledge that Tenant’s current logo installed in the elevator lobby of the thirty-fourth (34th) floor is acceptable to Landlord.

9.             STORAGE SPACE; GENERATOR SPACE

A.            Sections 16.31A and B of the Lease are hereby deleted and the following is substituted in their place:

B.            Tenant shall have the right, by written election given to Landlord not more than one hundred twenty (120) days after the CD, to license up to 3,000 rentable square feet in the aggregate of dry storage space (“Additional Storage Space”) at a location or locations designated by Landlord within the Prudential Center.  The Additional Storage Space need not be contiguous, but each portion of the Additional Storage Space must be useable for storage purposes for items typically stored in connection with office uses.  Tenant shall pay a fee for such Additional Storage Space at the rate of $15.00 per rentable square foot per annum, increased by the increase in the Consumer Price Index every three (3) years.  Tenant shall not be obligated to pay Operating Expenses Excess or Tax Excess

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with respect to such Additional Storage Space.  Landlord shall not be obligated to provide any services to such Additional Storage Space.  Upon Tenant’s election to license such Additional Storage Space, the parties shall enter into Landlord’s standard form of license agreement therefor.

C.            Tenant shall have the right, by written election given to Landlord not more than one hundred twenty (120) days after the CD, to license up to 72 rentable square feet of space for an emergency generator (“Additional Generator Space”) at a location designated by Landlord within the Prudential Center.  Tenant shall pay a fee for such Additional Generator Space at the rate of $20.00 per rentable square foot per annum, increased by the increase in the Consumer Price Index every three (3) years.  Tenant shall not be obligated to pay Operating Expenses Excess or Tax Excess with respect to such Additional Generator Space.  Landlord shall not be obligated to provide any services to such Additional Generator Space.  Any generator to be installed by Tenant in the Additional Generator Space shall be subject to Landlord’s reasonable approval, and Tenant shall be responsible for the installation and maintenance thereof in accordance with all applicable laws, including without limitation obtaining and maintaining any required permits.  Upon Tenant’s election to license such Additional Generator Space, the parties shall enter into Landlord’s standard form of license agreement therefor.

10.           BROKERAGE.

(A)          Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than The Codman Company, (the “Broker”), and in the event any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)           Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment other than the Broker, and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection, subject to Tenant’s reasonable approval, and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

(C)           Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker.

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11.           TENANT PLAN EXCESS COSTS AND MONTHLY IMPROVEMENT COST PAYMENTS IN RESPECT OF EXISTING PREMISES

The parties confirm and agree that the total amount of Tenant Plan Excess Costs in respect of Landlord’s Work in respect of the Existing Premises was $525,920.00 and that the amount of Monthly Improvement Costs Payments payable by Tenant to Landlord in respect of the Existing Premises during the initial Term of the Lease is $6,561.91.

12.           INTERNAL STAIRWAY

If, at any time during the Term, Tenant is leasing space in the Building that is vertically contiguous, then Tenant shall have the right to construct, at Tenant’s expense or as part of a tenant improvement package from Landlord, an internal stairwell connecting the vertically contiguous spaces.  Such work shall be governed by the provisions of Article IX of the Lease.  Tenant’s use of such internal stairwell shall be conditioned upon the following:

(A)          Tenant shall maintain its improvements in such internal stairwell in good condition, reasonable wear and tear, fire and other casualty excepted, throughout the Term of the Lease.

(B)           Tenant shall, upon expiration or prior termination of the Term of the Lease, remove all improvements made by Tenant in such internal stairwell, and restore such internal stairwell to the condition in which it was in immediately prior to the making of such improvements.

(C)           Tenant shall obtain all governmental approvals necessary for the use of such stairwell.

(D)          Tenant’s use of the internal stairwell shall be solely for the purpose of pedestrian egress and ingress.

(E)           Tenant shall indemnify, defend and hold Landlord harmless, from and against all loss, cost or damage arising from Tenant’s use of such stairwell.

(F)           Tenant shall install such security measures are reasonably required by Landlord or which are required by law in connection with Tenant’s use of such stairwell.

13.           CONDITION OF LANDLORD’S EXECUTION

The parties hereby acknowledge that Landlord is only willing and able to execute this First Amendment if Digitas agrees to terminate the term of its lease in respect of the First Amendment Premises.  Therefore, if, on or before the date forty-five (45) days after the Execution Date of this First Amendment, Landlord does not enter into in agreement, in form and substance acceptable to Landlord, in its sole discretion, with Digitas agreeing

15

to terminate the term of its lease in respect of the First Amendment Premises, both parties shall have the right, exercisable upon written notice to the other party, to render this First Amendment void and without further force or effect.

14.           As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED under seal as of the date first above-written.

LANDLORD:				TENANT:
BP PRUCENTER ACQUISITION LLC				THE FIRST MARBLEHEAD
By:	Boston Properties Limited Partnership,			CORPORATION
a Delaware limited partnership
	Its:	Manager		By:	/s/ Donald R. Peck
				Name:	Donald R. Peck
	By:	Boston Properties, Inc., a		Title:	Executive Vice President and
		Delaware corporation			Chief Financial Officer
Its: General Partner

		By:	/s/ David C. Provost
		Name:	David C. Provost
		Its:	Senior Vice President
Hereunto Duly Authorized

Date Signed:	10/7/04			Date Signed:	10/7/04

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EXHIBIT A, FIRST AMENDMENT, SHEET 1

FIRST AMENDMENT PREMISES PLAN

[schematic diagram of premises plan]

17

EXHIBIT A, FIRST AMENDMENT, SHEET 2

EXPANSION AREA

[schematic diagram of expansion area]

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EXHIBIT B-1, FIRST AMENDMENT

PLANS AND CONSTRUCTION SCHEDULE

Permit/GMP Plans (i.e., a set of plans sufficiently detailed to permit Landlord to apply for all permits and approvals necessary for the performance of Landlord’s Work and to permit Landlord to obtain guaranteed maximum price bid(s) for the cost of Landlord’s Work). These plans will also be used to generate the list of, and associated costs for, long lead time items.

September 3, 2004

Construction Drawings (i.e., full construction drawings for the performance of Landlord’s Work, based on the approved GMP Plans)	September 17, 2004

Long Lead Items Release Date	September 17, 2004

Authorization to Proceed Date	September 28, 2004

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The Prudential Tower
Prudential Center
Boston, Massachusetts 02199
(the “Building”)

SECOND AMENDMENT

Execution Date: September 14, 2004

	LANDLORD:	BP Prucenter Acquisition LLC

	TENANT:	The First Marblehead Corporation, a Delaware corporation

EXISTING
PREMISES:
Original Premises:
The entirety of the thirty-fourth (34th) floor of the Building, containing 26,296 rentable square feet, in accordance with the floor plan annexed to the Lease as Exhibit D
First Amendment Premises:
The entirety of the twenty-ninth (29th) floor of the Building, containing 25,676 rentable square feet, substantially as shown on Exhibit A, First Amendment, Sheet 1 attached to the First Amendment

ORIGINAL	DATE OF
LEASE	LEASE:	September 5, 2003
DATA

COMMENCEMENT
DATE OF EXISTING
	PREMISES:	December 1, 2003

RENT
COMMENCEMENT
DATE OF EXISTING
	PREMISES:	April 1, 2004

TERMINATION
	DATE:	March 31, 2014

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PREVIOUS
LEASE
AMENDMENTS:	First Amendment dated September , 2004 (the “First Amendment”)

TEMPORARY
PREMISES:

An area on the twenty-fourth (24th) floor of the Building, containing 5,549 rentable square feet, substantially as shown on Exhibit A, Second Amendment, a copy of which is attached hereto and incorporated by reference herein

WHEREAS, prior to the Commencement Date in respect of the First Amendment Premises, Tenant desires to lease other premises in the Building, to wit, the Temporary Premises, on a temporary basis;

NOW THEREFORE, the above-described lease, as previously amended (the “Lease”), is hereby further amended as follows:

1.                                       DEMISE OF THE TEMPORARY PREMISES

Landlord hereby hires and leases to Tenant, and Tenant hires and takes from Landlord, the Temporary Premises. Said demise of the Temporary Premises shall be upon all of the same terms and conditions of the Lease, except:

A.                                        The Commencement Date in respect of the Temporary Premises shall be September 20, 2004.

B.                                          The Rent Commencement Date in respect of the Temporary Premises shall be September 20, 2004.

C.                                          The termination date (“Temporary Premises Termination Date”) in respect of the Temporary Premises shall be the earlier of: (x) the day after the Commencement Date in respect of the First Amendment Premises, as defined in Paragraph 1 of the First Amendment Premises Lease, or (y) if the First Amendment is terminated pursuant to Paragraph 13 of the First Amendment, the date that the First Amendment is so terminated; provided however, that if the Temporary Premises Termination Date has not already occurred and if Tenant exercises its right to terminate the Term of the Lease in respect of the First Amendment Premises based upon the failure of the Commencement Date in respect of the First Amendment Premises to occur on or before January 14, 2006, as set forth in Section 2A of the First Amendment and in Section 4.2(A) of the Lease, then the Temporary Premises Termination Date shall be the effective termination date of the Term of the Lease in respect of the First Amendment Premises.

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D.                                         The Annual Fixed Rent in respect of the Temporary Premises shall be Eighty-Eight Thousand Seven Hundred Eighty-Four and 04/100 ($88,784.04) Dollars (i.e., a monthly payment of 7,398.67).

E.                                           Tenant shall have no obligation to pay Tax Excess, Operating Cost Excess or electricity in respect of the Temporary Premises.

F.                                           Tenant shall not be entitled to any signage in respect of the Temporary Premises.

2.                                            CONDITION OF TEMPORARY PREMISES

Tenant shall lease the Temporary Premises “as-is”, in the condition in which the Temporary Premises are in as of the Commencement Date in respect of the Temporary Premises, without any obligation on the part of Landlord to prepare or construct the Temporary Premises for Tenant’s occupancy, without any obligation on the part of Landlord to provide any allowance or contribution to Tenant on account of the Temporary Premises, and without any representation by Landlord as to the condition of the Temporary Premises or the Building.

3.                                       INAPPLICABLE LEASE PROVISIONS

Sections 2.3, 3.2, 5.2, 7.4, 7.5, 16.29, 16.30, 16.31 of the Lease, Articles IV, VI, and X of the Lease, Exhibits B-1, F and H to the Lease and the entirety of the First Amendment shall have no applicability in respect of the Temporary Premises.

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4.                                       As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED under seal as of the date first above-written.

LANDLORD:				TENANT:
BP PRUCENTER ACQUISITION LLC				THE FIRST MARBLEHEAD
By:	Boston Properties Limited Partnership,			CORPORATION
a Delaware limited partnership
	Its:	Manager		By:	/s/ Donald R. Peck
				Name:	Donald R. Peck
	By:	Boston Properties, Inc., a		Title:	EVP & CFO
Delaware corporation
		Its:	General Partner

		By:	/s/ David C. Provost
		Name:	David C. Provost
		Its:	Senior Vice President
Hereunto Duly Authorized

Date Signed:	9/14/04			Date Signed:	9/10/2004

4

EXHIBIT A, SECOND AMENDMENT

TEMPORARY PREMISES

[schematic diagram of temporary premises]

5

The Prudential Tower
Prudential Center
Boston, Massachusetts 02199
(the “Building”)

THIRD AMENDMENT

Execution Date: December 1, 2005

	Landlord:	BP Prucenter Acquisition LLC

	Tenant:	The First Marblehead Corporation, a Delaware corporation

	Existing Premises:	Original Premises:
The entirety of the thirty-fourth (34th) floor of the Building, containing 26,296 rentable square feet, in accordance with the floor plan annexed to the Lease as Exhibit D.

First Amendment Premises:
The entirety of the twenty-ninth (29th) floor of the Building, containing 25,676 rentable square feet, substantially as shown on Exhibit A, First Amendment, Sheet 1 attached to the First Amendment.

Original Lease Data:
	Date of Lease:	September 5, 2003

	Commencement Date of Existing Premises:	December 1, 2003

	Rent Commencement Date of Existing Premises:	April 1, 2004

	Termination Date:	March 31, 2014

	Previous Lease Amendments:	First Amendment dated October 4, 2004 (the “First Amendment”)

Second Amendment dated September 14, 2004 (the “Second Amendment”)

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Third Amendment Premises:	An area on the lower level of the Building, containing 4,986 rentable square feet, substantially as shown on Exhibit A attached hereto and incorporated herein.

WHEREAS, Tenant desires to lease other premises in the Building, to wit, the Third Amendment Premises, on the terms set forth herein;

NOW THEREFORE, the above-described lease, as previously amended (the “Lease”), is herby further amended as follows:

1.                             Demise of the Third Amendment Premises

Landlord hereby demises and leases to Tenant, and Tenant hires and takes from Landlord, the Third Amendment Premises. Said demise of the Third Amendment Premises shall be upon all of the same terms and conditions of the Lease, except:

A.                                   The Commencement Date in respect of the Third Amendment Premises shall be the Execution Date of this Third Amendment (the “Third Amendment Premises Commencement Date”).

B.                                     The Rent Commencement Date in respect of the Third Amendment Premises shall be the date which is ninety (90) days subsequent to the Third Amendment Premises Commencement Date (the “Third Amendment Premises Rent Commencement Date”).

C.                                     The termination date in respect of the Third Amendment Premises shall be the same as for the Original Premises.

D.                                    (i)                                     The Annual Fixed Rent for the Third Amendment Premises for the period beginning on the Third Amendment Premises Rent Commencement Date and ending on the last day of the thirty-sixth (36th) calendar month following the Third Amendment Premises Rent Commencement Date shall be Seventy-Four Thousand Seven Hundred Ninety and 00/100 Dollars ($74,790.00) (i.e., a monthly payment of $6,232.50)

(ii)                                  Annual Fixed Rent for the Third Amendment Premises for the period beginning on the first day of the month next following the thirty-seventh (37th) anniversary of the Third Amendment Premises Rent Commencement Date (“First Adjustment Date”) and ending on the last day of the seventy-second (72nd) calendar month following the Third Additional Premises Rent Commencement Date shall be the Annual Fixed Rent set forth in Section 1D(i) hereinabove (being Seventy-Four Thousand Seven Hundred Ninety and 00/100 Dollars ($74,790.00)) adjusted to reflect increases in the cost of living in the following manner:

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FIRST, there shall be computed any percentage increase which has occurred in the “Price Index” (as defined hereinbelow) between the Price Index in effect on the First Adjustment Date and the Price Index in effect on the Third Amendment Premises Rent Commencement Date,

SECOND, the amount obtained in FIRST above shall be multiplied by said Annual Fixed Rent payable pursuant to Section 1D(i) hereinabove, and

THIRD, the product determined pursuant to SECOND above shall be added to said Annual Fixed Rent payable pursuant to Section 1D(i) hereinabove.

(iii)                               The Annual Fixed Rent for the Third Amendment Premises for the period beginning on the first day of the month next following the seventy-third (73rd) anniversary of the Third Amendment Premises Rent Commencement Date (“Second Adjustment Date”) through the remainder of the Term shall be the Annual Fixed Rent determined in Section 1D(ii) hereinabove above adjusted to reflect increases in the cost of living in the following manner:

FIRST, there shall be computed any percentage increase which has occurred in the “Price Index” between the Price Index in effect on the Second Adjustment Date and the Price Index in effect on the First Adjustment Date, and

SECOND, the amount obtained in FIRST above shall be multiplied by said Annual Fixed Rent determined pursuant to Section 1D(ii) hereinabove, and

THIRD, the product determined pursuant to SECOND above shall be added to said Annual Fixed Rent determined pursuant to Section 1D(ii) hereinabove.

(iv)                              The Annual Fixed Rent for the Third Amendment Premises for any extension period, if exercised, shall be as provided in Section 3.2.

(v)                                 The term “Price Index” as used in this Third Amendment means the Consumer Price Index for Urban Wage Earners and Clerical Workers, (All Items) for the Boston Metropolitan Statistical Area on the basis of 1982-1984 = 100) published by the Bureau of Labor Statistics, U.S. Department of Labor. If the Bureau of Labor Statistics should cease to publish such an Index in its present form and calculated on the present basis, a comparable index or an index reflecting changes in the cost of living determined in a similar manner shall be reasonably chosen by Landlord.

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The Price Index as of any date relative to the application of this Section shall be that published by the Bureau of Labor Statistics as of such date, if computed for such date, or otherwise, for the most recent date immediately preceding the date as of which the application of this provision is to be made. Since a Price Index relevant to the application of this provision may not be available as of the date on which a determination of the applicability of this Section is to be made, the most current Price Index then available shall be used on a temporary basis for such determination and a final calculation shall be determined and necessary adjustments between Landlord and Tenant shall be made retroactively back to the date of such temporary calculation within a reasonable time after required computations readily can be completed using the relevant Price Index.

E.                                      Tenant shall have no obligation to pay Tax Excess or Operating Cost Excess in respect of the Third Amendment Premises.

F.                                      Tenant agrees to pay to Landlord, as Additional Rent, electricity payments for the Third Additional Premises as provided in Exhibit C attached hereto and made a part hereof.

G.                                     Tenant shall not be entitled to any signage in respect of the Third Amendment Premises.

H.                                    Tenant’s Extension Options as set forth in Section 3.2 of the Lease, (as amended by Section 1 of the First Amendment) shall apply to the Third Amendment Premises. The parties hereby acknowledge that Tenant’s Extension Options may be exercised with respect to (i) all of the Existing Premises, the First Amendment Premises and the Third Amendment Premises, (ii) only the Existing Premises, (iii) only the First Amendment Premises, (iv) only the Third Amendment Premises or (v) any combination of (ii), (iii) and (iv) above. If Tenant exercises its option to extend the Term of the Lease for an Extended Term pursuant to Section 3.2 of the Lease, then the Term of the Lease shall be extended with respect to premises set forth in Tenant’s notice. In the event Tenant exercises said option with respect to only one or two of the premises, then the Term of the Lease shall expire with respect to the other premises on the then Termination Date.

I.                                         (i)                                     The Third Amendment Premises shall be delivered to Tenant in “as is” condition and Landlord shall have no obligation to perform any additions, alterations, improvements or demolitions to the Third Amendment Premises.

(ii)                                  Landlord acknowledges that as of the date of this Third Amendment, there is heating, ventilating and air conditioning equipment located on the northwest corner of the roof of the Building which is dedicated to the Liebert units located within the Third Amendment Premises (such equipment along with any ducts, conduits and other items appurtenant thereto are hereinafter referred to as the “Third Amendment Premises HVAC Equipment”). In consideration for the terms set forth in this Third Amendment, Landlord agrees to allow Tenant to utilize

4

such Third Amendment Premises HVAC Equipment during the Lease Term respecting the Third Amendment Premises and Tenant agrees to maintain the same in good order and condition reasonable wear and tear excepted. Landlord makes no representation as to the fitness or suitability of such Third Amendment Premises HVAC Equipment for Tenant’s purposes. Tenant may not remove the Third Amendment Premises HVAC Equipment from the Third Amendment Premises or the roof of the Building without Landlord’s prior consent, however, Landlord shall be reasonable in providing its consent for Tenant, at its sole cost, to replace such equipment with similar equipment if necessary.. Tenant agrees, at its expense, to maintain and repair the Third Amendment Premises HVAC Equipment in good order and condition reasonable wear and tear and damage by fire or other casualty or by condemnation excepted. Landlord shall have no obligation for the maintenance, repair or replacement of any such Third Amendment Premises HVAC Equipment. Tenant shall have reasonable access to the roof in order to repair and maintain such Third Amendment Premises HVAC Equipment upon notice to Landlord and in accordance with the roof access procedures for the Building as established by Landlord. Upon the expiration of earlier termination of the Lease Term respecting the Third Amendment Premises, Tenant shall yield up such Third Amendment Premises HVAC Equipment to Landlord in the same condition as delivered to Tenant on the Third Amendment Premises Commencement Date, reasonable wear and tear and damage by fire or other casualty or by condemnation excepted.

J.                                        Use - the Permitted Use for the Third Amendment Premises shall be as a data center in conjunction with Tenant’s Existing Premises.

K.                                    (i)                                     Landlord shall have no obligation to provide any cleaning or other maintenance services to the Third Amendment Premises; provided, however, nothing contained in this Third Amendment shall be deemed to eliminate, reduce or otherwise alter Landlord’s obligations under the Lease to maintain the Building and the Building systems. Tenant shall be responsible, at its expense, to maintain the Third Amendment Premises along with the “Generator Room” and “Fuel Storage Room” as defined in Section 3A hereinbelow.

(ii) Further, the provisions of the Lease shall govern any additions, alterations or demolitions in the Third Amendment Premises, Generator Room or Fuel Storage Room. Tenant shall submit to Landlord for its review and approval in accordance with the provisions of Article IX of the Lease, the plans and specifications for any additions, alterations or demolitions Tenant desires to perform in the Third Amendment Premises and Landlord shall review and/or respond to such submittal as set forth in such Article IX.

L.                                      In the event that any of the provisions of the Lease are inconsistent with this Third Amendment or the state of facts contemplated hereby, the provisions of this Third Amendment shall control.

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2.                                       Brokerage

A.                                   Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Third Amendment other than the Codman Company, (the “Broker”), and in the event any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

B.                                     Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Third Amendment other that the Broker, and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the Broker or any claim made against Tenant by the Broker for Landlord’s failure to pay the brokerage commission due Broker in connection with this Third Amendment, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection, subject to Tenant’s reasonable approval, and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

C.                                     Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker.

3.                                       Generator Equipment

A.                                   Landlord hereby represents to Tenant that the equipment listed on Exhibit B attached hereto and incorporated herein (collectively the “Generator Equipment”) exclusively services the Third Amendment Premises. The two (2) generators listed on Exhibit B (“Generators”) are located in a room located on the loading dock servicing the Building (the “Generator Room”) and the fuel tanks for the generators are located in the fuel storage room located in the Yellow Level of the Garage (the “Fuel Storage Room”). Tenant shall have reasonable access to the Generator Room and the Fuel Storage Room twenty-four (24) hours a day, seven (7) days a week upon reasonable prior notice to Landlord. Tenant acknowledges that its access to and use of the Generator Room and Fuel Storage Room are not exclusive, however, the area within the Generator Room in which the Generators are located shall be exclusive to Tenant (the Generators shall be separated from other generators in the Generator Room by a chain link fence).

B.                                     In consideration for the terms set forth herein, Landlord agrees to allow Tenant to utilize such Generator Equipment during the Lease Term respecting the Third Amendment Premises, however, Landlord makes no representation as to the fitness or suitability of the Generator Equipment for Tenant’s purposes and Tenant agrees that its use of the same shall be at Tenant’s sole risk. Tenant may not remove the Generator Equipment from the Third Amendment Premises, the

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Generator Room or the Fuel Storage Room, however, Landlord shall not unreasonably withhold its consent for Tenant to replace, at its sole cost, the Generators with similar equipment in the event such replacement is necessary. Tenant shall, at its expense, maintain the Generator Equipment in good order and condition reasonable wear and tear and damage by fire or other casualty or by condemnation excepted (which maintenance shall include, at a minimum, two maintenance inspections a year, one of which shall be a major inspection with an oil change). Landlord shall have no obligation whatsoever for the maintenance, repair or replacement of such Generator Equipment. Further, for purposes of the Tenant’s indemnity provisions contained in Section 13.1 of the Lease and Tenant’s requirements to maintain insurance pursuant to Article XIII of the Lease, the Generator Room and the Fuel Storage Room shall be deemed to be part of the Premises. Upon the expiration of earlier termination of the Term, Tenant shall yield up such Generator Equipment to Landlord in the same condition as delivered to Tenant on the Third Amendment Premises Commencement Date, reasonable wear and tear and damage by fire or other casualty or by condemnation excepted.

C.                                     (i)                                     In consideration for the use of the Generator Equipment, Tenant shall pay to Landlord, as Additional Rent, commencing on the Third Additional Premises Rent Commencement Date and continuing throughout the Term, Thirty-Six Thousand 00/100 Dollars ($36,000.00) per year (“Generator Fee”) payable in equal monthly installments at the time and in the manner specified in the Lease respecting payments for Annual Fixed Rent.

(ii)                                  Notwithstanding the foregoing, in the event that (i) Tenant and Landlord execute a letter of intent for Tenant to lease two full floors of additional office space in the Building (“Additional Two Floors of Space”) prior to December 31, 2005, and (ii) Landlord and Tenant enter into a mutually acceptable lease for the Additional Two Floors of Space prior to February 28, 2006, Tenant’s payments for the Generator Fee shall be eliminated for the period commencing on the date that payments for Annual Fixed Rent commence for the Additional Two Floors of Space throughout the remainder of the Original Term.

(iii)                               Notwithstanding the foregoing, in the event that (i) Tenant and Landlord execute a letter of intent for Tenant to lease one full floor of additional office space in the Building (“Additional Floor of Space”) prior to December 31, 2005, and (ii) Landlord and Tenant enter into a mutually acceptable lease for the Additional Floor of Space prior to February 28, 2006, Tenant’s payments for the Generator Fee shall be reduced to Eighteen Thousand 00/100 Dollars ($18,000.00) per year commencing on the date that payments for Annual Fixed Rent commence for the Additional Floor of Space throughout the remainder of the Original Term.

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4.                                       Inapplicable Lease Provisions

Sections 5.2, 7.4, 7.5, 16.5, 16.30, 16.31 of the Lease, Article IV, VI, and X of the Lease, Exhibits B-1, F and H to the Lease and the entirety of the First Amendment shall have no applicability in respect of this Third Amendment.

5.                                       Invalid Lease Provisions

Section 9(B) and 9(C) of the First Amendment is hereby deleted and Tenant shall have no further rights thereunder.

7.                                       As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED under seal as of the date first above-written.

LANDLORD:				TENANT:

BP PRUCENTER ACQUISITION LLC				THE FIRST MARBLEHEAD CORPORATION

By:	Boston Properties Limited Partnership,			By:	/s/ Jack L. Kopnisky
	a Delaware limited partnership,			Name:	Jack L. Kopnisky
	its manager			Title:	CEO & President

	By:	Boston Properties, Inc.,
a Delaware corporation
its general partner

		By:	/s/ David C. Provost
		Name:	David C. Provost
		Title:	Senior Vice President
Boston Properties

Date Signed:		11/28/05		Date Signed:	11/21/05

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EXHIBIT A, THIRD AMENDMENT

THIRD AMENDMENT PREMISES

[schematic diagram of premises]

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EXHIBIT B, THIRD AMENDMENT

GENERATOR EQUIPMENT

The following is a physical description of the two generators:

Make: Caterpillar

KVA: 375

KW: 300

HZ: 60

Volts: 480

Phase: 3

Year: 1997

Engine

•                  Model #: 3406

•                  Serial # - 4ZRO3365 & 4ZRO3366

Generator

•                  Model # - SR4B

•                  Serial # - 9CRO1143 & 9CRO1142

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EXHIBIT C

PRUDENTIAL CENTER
PROCEDURE FOR ADJUSTMENT OF COSTS OF ELECTRIC POWER USAGE BY
TENANTS

This memo outlines the procedure for adjusting charges for electric power to certain office tenants of the Building.

1.                                       Main electric service will be provided by the local utility company to a central utility metering center. All charges by the utility will be read from these meters and billed to and paid by Landlord at rates established by or negotiated with the utility company.

2.                                       Landlord represents to Tenant that there is a separate meter (known as a “check meter”) that measures only (i) the electricity consumed by Tenant within the Third Amendment Premises and (ii) the electricity consumed by the Third Amendment Premises HVAC Equipment.

3.                                       Landlord will cause the check meter to be read monthly by its employees. For this purpose, the Landlord shall, as far as possible, read the check meter to determine usage for periods that include one or more entire periods used by the utility company for the reading of the meters located within the central utility metering center.

4.                                       Tenant’s share of electricity shall be determined by Landlord on the following basis:

a.                                       The cost of the total amount of electricity supplied for usage by tenants during the period being measured shall be determined by dividing the total cost of electricity through the central utility metering center as invoiced by the utility company for the same period by the total amount of kilowatt hour usage as measured by the meters located within the central utility metering center (herein called “Cost Per Kilowatt Hour”).

b.                                      Tenant’s allocable share of electricity costs for the period (“Tenant Electricity”) shall be determined by multiplying the Cost Per Kilowatt Hour by the number of kilowatt hours utilized by Tenant for such period as indicated by the check meter for Third Amendment Premises.

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c.                                       Tenant’s obligation to pay the cost of Tenant Electricity, shall commence on the Third Amendment Premises Commencement Date.

5.                                       a.                                       Tenant shall pay to Landlord the cost of Tenant Electricity for the period within thirty (30) days after billing therefor.

b.                                      Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

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